EXHIBIT 10.1

CONFIDENTIAL TREATMENT

EURONEXT BRUSSELS S.A. / N.V.

EURONEXT AMSTERDAM N.V.

EURONEXT PARIS S.A.

EURONEXT LISBON – SOCIEDADE GESTORA DE MERCADOS REGULAMENTADOS S.A.

AND

BANQUE CENTRALE DE COMPENSATION S.A

LCH.CLEARNET GROUP LIMITED

CLEARING AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILES WITH THE COMMISSION

CONFIDENTIAL TREATMENT

CONTENTS
Article	Page
1.General Terms    6
2.Cleared Markets and Classes of Cleared Financial Instruments    16
3.Clearing Services    18
4.Provision of Bilateral Services by LCH.Clearnet SA to the Euronext Market Undertakings    19
5.Governance and Organisation of the Services    20
6.Resources    28
7.Service Level Assessment    29
8.Services Review    30
9.Project development by the Parties    33
10.Sharing of Income    35
11.Obligations of the Parties    39
12.Liability    41
13.Risks    43
14.Transparency and Communication of Information between Parties    44
15.Data    45
16.Term and Termination Procedure    47
17.Confidentiality    52
18.Assignment and Delegation    53
19.Notices    54
20.Amendment    54
21.Compliance with Regulatory Requirements    55
22.Change in Law    56
23.Force Majeure Event    56
24.Conflicts of Interests    57
25.Miscellaneous    57

Annex 1 – Euronext Markets operated by the Euronext Market Undertakings and Classes of Cleared Financial Instruments    61
Annex 2 – Description of the Committees    64
Annex 3 – Detailed Mechanism for implementing the sharing of income67
Annex 4 – Allocation Methodologies70
Annex 5 – Steps to be undertaken for the determination of the Clearing Percentages71
Annex 6 – Current Conflict of Interest Policy73

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 2

CONFIDENTIAL TREATMENT

THIS AGREEMENT is made on October 14, 2013 between:

[1]
EURONEXT AMSTERDAM N.V., a limited liability company (naamloze vennootschap) organised under the laws of the Netherlands, whose registered office is at Beursplein 5, 1012 JW Amsterdam, the Netherlands, recorded in the Commercial Register of Amsterdam under number 34138585, and represented by Mr. Cees Vermaas and Mr. Roland Bellegarde ("Euronext Amsterdam");

EURONEXT BRUSSELS S.A./N.V., a limited liability company (société anonyme, naamloze vennootschap) organised under the laws of Belgium and recognised as a market undertaking in accordance with Article 16 of the Belgian Law of August 2, 2002 governing the supervision of the financial sector and financial services (Loi relative à la surveillance du secteur financier et aux services financiers / Wet betreffende het toezicht op de financiële sector en de financiële diensten), whose registered office is at Palais de la Bourse, Place de la Bourse, 1000 Brussels, Belgium, recorded in the Commercial Register of Brussels under number 632 870, and represented by Mr. Vincent Van Dessel ("Euronext Brussels");
EURONEXT PARIS S.A., a limited liability company (société anonyme) organised under the laws of France, whose registered office is at 39, rue Cambon, 75001 Paris, France, recorded in the Commercial Register of Paris under number B 343 406 732, and represented by Mr. Dominique Cerutti ("Euronext Paris"); and
EURONEXT LISBON - SOCIEDADE GESTORA DE MERCADOS REGULAMENTADOS, S.A., a limited liability company (sociedade anónima) organised under the laws of Portugal whose head office is Lisbon Business Registry Office n° 8875, Av. da Liberdade, n° 196, 1250-147 Lisbon, Portugal, with a share capital of 6,000,000 Euros, tax N.° (P) 504 825 330, recorded in the Lisbon Business Registry Office under number N.° 8875, and represented by Mr. Luis Laginha de Sousa ("Euronext Lisbon");
on the one hand,
and

[2]
BANQUE CENTRALE DE COMPENSATION S.A., trading as LCH.Clearnet SA, a company incorporated under the laws of France, having its registered office at 18, rue du Quatre Septembre, 75002 Paris, France, registered in the Commercial and Companies Registry of Paris under the number B 692 032 485 with the EC VAT number FR 65 692 032485, and represented by Christophe Hemon ("LCH.Clearnet SA"); and

LCH.CLEARNET GROUP LIMITED, a limited liability company incorporated in England & Wales whose registered office is at Aldgate House, 33 Aldgate High Street, London, EC3N 1EA, United Kingdom, with registered number 4743602, and represented by Jacques Aigrain ("LCH.Clearnet Group Limited");
on the other hand,
(Hereafter each a "Party" and collectively named the "Parties").

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 3

CONFIDENTIAL TREATMENT

BACKGROUND

WHEREAS

(A)
Euronext Amsterdam (Euronext Amsterdam N.V.) is a corporation (naamloze vennootschap) organised under the laws of the Netherlands, operator of a securities exchange (houder van een effectenbeurs) authorised pursuant to Article 5:26 of the Dutch Financial Supervision Act (Wet op het financieel toezicht). The clearing and settlement of transactions on the markets in financial instruments in the Netherlands shall take place in accordance with the structures currently maintained by Euronext N.V. and Euronext Amsterdam N.V and recognised by the Netherlands Minister of Finance on February 20, 2007. These structures meet the relevant requirements set by the AFM and the Dutch Central Bank in the Supervisory Framework Clearing and Settlement Euronext (which includes compliance with ESCB-CESR recommendations for Central Counterparties);

(B)
Euronext Brussels (Euronext Brussels S.A./N.V.) is a corporation (société anonyme, naamloze vennootschap) organised under the laws of Belgium and recognised as a market undertaking in accordance with Articles 16 and 144 of the Belgian Law of August 2, 2002 governing the supervision of the financial sector and financial services (Loi relative à la surveillance du secteur financier et aux services financiers / Wet betreffende het toezicht op de financiële sector en de financiële diensten);

(C)
Euronext Paris (Euronext Paris S.A.) is a corporation (société anonyme) organised under the laws of France and a market undertaking (entreprise de marché) within the meaning of Article L.421-2 of the French Monetary and Financial Code (Code Monétaire et Financier) and is governed by the French Monetary and Financial Code (Code Monétaire et Financier);

(D)
Euronext Lisbon (Euronext Lisbon – Sociedade Gestora de Mercados Regulamentados, S.A.) is a corporation (sociedade anónima) managing a regulated market authorised pursuant to Article 15 of the Portuguese Decree-Law n.° 394/99, of October 13, 1999, as amended by the Decree-Law n.° 8-D/2002, of January 15, 2002 (Regime juridico das entidades gestoras de mercados de valores mobiliários e de sistemas conexos);

(E)
Euronext Amsterdam, Euronext Brussels, Euronext Paris, Euronext Lisbon (each a "Euronext Market Undertaking" and collectively the "Euronext Market Undertakings") operate and / or supervise the markets which are specified in Annex 1 of this Agreement (as amended or added to from time to time) (each a "Euronext Market", and collectively, the "Euronext Markets");

(F)
On October 31, 2003, the Euronext Market Undertakings, LCH.Clearnet SA and LCH.Clearnet Group Limited entered into a revised clearing agreement governing the terms and conditions upon which LCH.Clearnet SA was to provide central counterparty clearing services to the Euronext Market Undertakings (the "ARCA");

(G)
LCH.Clearnet SA is a clearing house, regulated in France according to Articles L.440-1 et seq. of the French Monetary and Financial Code (Code Monétaire et Financier) complying with Book V, Title IV of the General Rules of the Autorité des Marchés Financiers (Règlement Général de l’Autorité des Marchés Financiers) and a clearing house as this term is defined in Article 2 of EMIR, is a credit institution supervised as such by the Autorité de Contrôle Prudentiel and as a clearing house and an investment service provider by the Autorité des Marchés Financiers, it operates a securities settlement system instituted and approved by the French Ministry of Finance, duly notified to the European Commission in accordance with Article L.330-1 of the French Monetary and Financial Code (Code Monétaire et Financier);

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 4

CONFIDENTIAL TREATMENT

(H)
By virtue of the ARCA, LCH.Clearnet SA was nominated to act as a clearing house to Clearing Members and to provide clearing services for Transactions in Securities and Transactions in Derivatives (as these terms are defined in the ARCA) effected on any of the marketplaces provided by the Euronext Market Undertakings as was specified in the ARCA;

(I)
Pursuant to the letters dated May 7, 2010, May 20, 2010, June 7, 2011 and September 26, 2012, the Euronext Market Undertakings and Liffe Administration and Management served notice of termination of the ARCA, the termination of the ARCA was due to come into force in relation to Transactions in Securities, on December 31, 2013 and as from June 30, 2013 for continental derivatives clearing. These arrangements were extended until March 31, 2014 by a letter agreement dated September 29, 2012 entered into between the Parties (the "Derivatives Termination Agreement");

(J)
A new clearing agreement for Transactions in Securities (as these terms are defined in the ARCA) was entered into between the Euronext Market Undertakings and LIFFE Administration and Management with Banque Centrale de Compensation S.A. and LCH.Clearnet Group Limited on January 28, 2013 (the "Cash Clearing Agreement");

(K)
In June 2013, the Parties agreed on the terms of a preliminary agreement entitled the "Derivatives Heads of Terms" in which they agreed on the main provisions to be included in this Agreement, the purpose of which was to establish a general framework for this Agreement and to document the Parties' expectations as to the scope, planning, and obligations of the Parties to negotiate this Agreement;

(L)
In the Derivatives Heads of Terms, the Parties agreed (i) to suspend the migration process (this includes putting on hold development of the Migration Management Plan, answering the Request for Quote, communication to members and third parties) for Derivatives until the earlier of the execution of this Agreement and July 1, 2013, and (ii) that no additional costs and expenses should be incurred by any of the Parties in respect of the termination and migration process described in the Derivatives Termination Agreement;

(M)
The Parties agree in this Agreement that, as from the Commencement Date, the ARCA shall no longer govern Services rendered by LCH Group to the Euronext Market Undertakings for Cleared Financial Instruments and that the Services performed by LCH.Clearnet SA for Cleared Financial Instruments traded and / or listed on the Euronext Markets shall be governed by this Agreement;

(N)
As mentioned above, this Agreement is not intended to cover clearing services rendered by LCH.Clearnet SA to the Euronext Market Undertakings for Transactions in Securities which are governed by the Cash Clearing Agreement; and

(O)
LCH.Clearnet SA and the Euronext Market Undertakings will perform this Agreement in compliance with EMIR and with any applicable Regulatory Requirements, and in particular in compliance with the conditions set out in EMIR as to licensing of a Central Counterparty, once they enter into force.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 5

CONFIDENTIAL TREATMENT

IT IS AGREED as follows:

1.	GENERAL TERMS

1.1	Definitions
Unless otherwise defined herein, all capitalised terms in this Agreement shall have the meanings set forth in the Clearing Rules, and the following expressions shall have the following meanings:

"ACP" means the Autorité de Contrôle Prudentiel;

"Affiliate" means in relation to any Party or person, (i) any entity controlled, directly or indirectly, by the Party or person or (ii) any entity that controls, directly or indirectly, the Party or person, or (iii) any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting powers of the entity or person (making reference to the situations listed in Article L.233-3 of the French Commercial Code (Code de Commerce));

"Agreement" means this continental clearing agreement entered into between the Parties to govern the Services performed by LCH.Clearnet SA to the Euronext Market Undertakings for Cleared Financial Instruments;

"AMF" means the Autorité des Marchés Financiers;

"Annexes" means the annexes to this Agreement (Annex 1 to Annex 6) and the Derivatives Service Level Annex and Clearing Percentage Annex described in Article 1.4 of this Agreement as modified from time to time pursuant to Article 20 of this Agreement;

"ARCA" means the previous clearing agreement in place between the Parties for securities and derivatives clearing dated October 31, 2003, as amended, restated and / or supplemented from time to time;

"Availability" means the level of availability of LCH.Clearnet SA for the Services defined in the Derivatives Service Level Annex;

"Bilateral Services" means the services performed by LCH.Clearnet SA described in Article 4 of this Agreement and in the Derivatives Service Level Annex such as Transactions management, risk management, membership management, Financial Instruments management and Project / change management;

"Business Day" means a day, as stated in the TARGET calendar, on which Euronext Markets are open for trading;

"Cash Clearing Agreement" means the clearing agreement entered into between Euronext Brussels S.A./N.V., Euronext Amsterdam N.V., Euronext Paris S.A., Euronext Lisbon – Sociedade Gestora de Mercados Regulamentados S.A. and LIFFE Administration and Management and Banque Centrale de Compensation S.A. and LCH.Clearnet Group Limited and Liffe Administration and Management for the clearing of securities on January 28, 2013;

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 6

CONFIDENTIAL TREATMENT

"Cash Service Level Annex" means the Annex 1 of the Cash Clearing Agreement as amended from time to time;

"Central Counterparty" means a legal person that interposes itself between the counterparties to the contracts traded on one or more financial markets, becoming the buyer to every seller and the seller to every buyer and authorized by the Competent Public Authority of the country where it is established (when and if relevant, in accordance with EMIR) to perform clearing services;

"Class of Cleared Financial Instruments" means, pursuant to Article 2 of this Agreement and Annex 1 of this Agreement, [***] and which have therefore been, or can be, accepted for clearing on the Derivatives Clearing Infrastructure by LCH.Clearnet SA pursuant to the process set out in Article 2.3 of this Agreement. Classes of Cleared Financial Instruments are described in Annex 1 of this Agreement;

"Cleared Financial Instruments" means Financial Instruments traded on the Euronext Markets which fall within a Class of Cleared Financial Instruments and are therefore cleared on the Derivatives Clearing Infrastructure by LCH.Clearnet SA;

"Clearing Member" means either a General Clearing Member or an Individual Clearing Member admitted as such by LCH.Clearnet SA, under the conditions set forth in the Clearing Rules;

"Clearing Income" is defined [***] defined in Article 10 of this Agreement;

"Clearing Rule Book" means the rule book published by LCH.Clearnet SA, as modified from time to time, approved by the AMF pursuant to Article L.440-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and applicable to the clearing of the Euronext Markets;

"Clearing Rules" means the rules of LCH.Clearnet SA as defined in the Clearing Rule Book, and in all Instructions and Notices thereto, as may be amended from time to time and where the context so requires, the Admission Agreement (as defined in the Clearing Rule Book), in each case as amended from time to time;

"Clearing Services" means all services described in the Clearing Rules as in effect at the date hereof and listed in Article 3 of this Agreement rendered by LCH.Clearnet SA to Clearing Members, who, either directly or through their customers, enter into Transactions on Cleared Financial Instruments carried out on the Euronext Markets;

"Commencement Date", the commencement date of this Agreement which shall be the date on which this Agreement is executed and has been approved by the relevant Competent Public Authorities;

"Committees" means the Euronext Derivatives Steering Committee, the Operational Committee, the Programme Steering Committee described in Article 8.3 of this Agreement, in Annex 2 of this Agreement and in the Derivatives Service Level Annex;

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 7

CONFIDENTIAL TREATMENT

"Competent Public Authority" means:

(i).
any public regulatory body or public supervisory body of LCH.Clearnet SA or LCH.Clearnet Group Limited or other competent authority with jurisdiction over LCH.Clearnet SA or LCH.Clearnet Group Limited and its successors. On the Commencement Date, LCH.Clearnet SA is supervised and regulated by the following Competent Public Authorities: the AMF, the ACP, the Banque de France, Comissão do Mercado de Valores Mobiliáros (CMVM), Financial Services Regulatory Authority (FSMA), Autoriteit Financiële Markten (AFM), the Coordination Committee on Clearing (CCC), the Financial Conduct Authority (FCA), the De Nederlandsche Bank N.V (DNB) pursuant to an agreement entered into on December 2003 between LCH.Clearnet SA, Euronext Amsterdam N.V., and Euronext N.V.; and / or

(ii).	ESMA, the Euronext College of Regulators and the competent authority of LCH.Clearnet SA as defined under EMIR; and / or

(iii).	any regulatory body or public supervisory body of the Euronext Markets or other competent authority with jurisdiction over the Euronext Markets, and their successors;

"Confidential Information" means any information disclosed by one Party (or any of its Affiliates) to the other Party (or any of its Affiliates) which:

(i).	is disclosed in confidence to the receiving Party or any of its Affiliates; or

(ii).
which by its nature or by the circumstances of its disclosure would be regarded as confidential by a reasonable business person, save that information shall not be Confidential Information if such information (A) is already in the public domain at the time of disclosure, or (B) enters the public domain other than by a breach of any obligation of confidentiality.

Confidential Information may include, but is not limited to, a disclosing Party’s intellectual property rights, new Derivatives or new technology information, source code, object code, formulae, descriptions, diagrams, screen displays, schematics, blueprints, flow charts, data, algorithms, drawings, tapes, listings, processes, techniques, procedures, know how, passwords and sign on codes, documentation, manuals, specifications, designs, inventions, discoveries, improvements, research, development, product prototypes and copies (including but not limited to object code copies), models, marketing strategies, plans and materials, development plans, customer and client data and information, employee data and information, pricing information, rates and values, financial information, customer lists, business opportunities, any business information in respect of the other Parties, any information on Euronext Projects or any Projects, any matter discussed within the Euronext Derivatives Steering Committee; provided that in each case such information is Confidential Information within the meaning of the (i) or (ii).

"Conflicted Member" means a Director of either (i) the Board of Directors of LCH.Clearnet Group Limited or the Board of Directors of LCH.Clearnet SA, or (ii) a member of the Risk Committee being conflicted pursuant to the provisions set out in Annex 6 of this Agreement;

"Corporate Action" means an action initiated by the issuer, or by a third party (other than the issuer) including its agent offering a voluntary reorganisation, upon a Cleared Financial Instruments, and announced to investors;

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 8

CONFIDENTIAL TREATMENT

"Corporate Action Data" means the data related to the Corporate Action;

"Corporate Documentation" means, with respect to one of the Parties or a third party, the Articles of Association of such entity, its other constitutional documents, any internal procedure applicable to it, any applicable governance agreement applicable and biding upon this it, and, with respect to LCH only, the LSE Relationship Agreement;

"Crisis Management" means the method for managing Serious Incidents which potentially impact the other Parties pursuant to the process defined in the Derivatives Service Level Annex;

"Cross File Transfer" or "CFT" means a file transfer protocol used for transmission of files between the Parties’ systems;

"Data" means Referential Data or Transaction Data or any other types of data defined in the Derivatives Service Level Annex;

"Data Point of Access" means a message switching and safe storing system operated by a Euronext Affiliate and supervised by the Euronext Market Undertakings on which LCH.Clearnet SA collects all information that the Euronext Market Undertakings transmit to it in the context of message-based communication. On the Commencement Date, the Data Point of Access is HUB IA;

"Default of a Member" means the occurrence of an event of default of a Clearing Member (as this term is defined in the Clearing Rules, hereafter a "Default of a Clearing Member") or a default of a Trading Member (which will be deemed to occur following the occurrence of one of the events listed in paragraph 2802/11 of the Exchange Rules, hereafter a "Default of a Trading Member");

"Derivative" means a Financial Instrument which is a financial contract as defined under Article D.211-1 A of the French Monetary and Financial Code (Code Monétaire et Financier);

"Derivatives Heads of Terms" means the preliminary agreement agreed upon in June 2013 between the Parties in which they agreed on the main provisions to be included in this Agreement;

"Derivatives Clearing Infrastructure" means UCS Derivatives, i.e the clearing system developed and currently operated by LCH.Clearnet SA for Clearing Services rendered to Clearing Members for transactions in Derivatives traded on Trading Facilities (including the Euronext Markets), or the successor clearing infrastructure used for Cleared Financial Instruments agreed upon between the Parties as the clearing infrastructure to be used by LCH.Clearnet SA to render the Clearing Services;

"Derivatives Common Services" means, if relevant in the future, the similar clearing services provided by LCH.Clearnet SA to the Euronext Markets and to other Trading Facilities for the clearing of listed Derivatives;

"Derivatives Service Level Annex" means the service level annex to be entered into within [***] following the Commencement Date and which sets out the Service Levels of the Services for the various Euronext Markets;

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 9

CONFIDENTIAL TREATMENT

"Derivatives Users Group" means, pursuant to Article 5.5 of this Agreement and the terms of reference of the Derivatives Users Group, an advisory group to be put in place in the future in order to communicate with the Clearing Members in relation to Derivatives Common Services and to organise the safe and efficient management of the Derivatives Common Services;

"Early Termination Date" means the early termination date determined pursuant to the provisions set out in Articles 16.2 or 23 of this Agreement;

"Early Termination Event" means any of the termination events specified in Article 16.2 of this Agreement;

"EMIR" means Regulation (EU) No. 648/2012 of the European Parliament and of the Council, and any delegated act or any regulatory technical standards or implementing standards made or to be made thereunder;

"ESMA" means the European Securities and Markets Authority and any successor entity thereto;

"Euronext Affiliate" means an entity controlled directly or indirectly by Euronext N.V. or, as long as NYSE Euronext ("NYX") controls Euronext N.V., by NYX (control being construed in accordance with Article L.233-3 of the French Commercial Code (Code de Commerce));

"Euronext Clearing Agreements" means this Agreement and the Cash Clearing Agreement;

"Euronext College of Regulators" means the college of regulatory entities governing Euronext’s local marketplaces, being the AMF, the Netherlands Authority for the Financial Markets (Autoriteit Financiele Markten), the Belgian Financial Services and Markets Authority (FSMA), the Portuguese Securities Market Commission (Comissao do Mercado de Valores Mobiliáros—CMVM), and the Financial Control FCA, established pursuant to the Memorandum of Understanding between such regulatory entities dated 24 June 2010;

"Euronext Group" means Euronext N.V. and Euronext Affiliates;

"Euronext Market" means a Trading Facility operated by one of the Euronext Market Undertaking and for which Clearing Services are rendered by LCH.Clearnet SA. The Euronext Markets are listed in Annex 1 of this Agreement;

"Euronext Market Undertaking" or "Euronext Market Undertakings" means Euronext Amsterdam, Euronext Brussels, Euronext Paris, Euronext Lisbon which each operates a Euronext Market, and a "Euronext Market Undertaking" means one of such entity;

"Euronext Product Development Resources" means the business development team comprised of LCH.Clearnet SA personnel (nominated by LCH.Clearnet SA), employees from the Euronext Market Undertakings [***], who are suitably qualified with suitable experience and capabilities and are approved by the Euronext Derivatives Steering Committee who are required by the Euronext Market Undertakings [***] the provisions of Article 6.3 of this Agreement.

"Euronext Project" means a Project described in Article 9.5 of this Agreement [***];

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 10

CONFIDENTIAL TREATMENT

"Exchange Rules" means, in relation to any Euronext Market, the rules, regulations and procedures adopted by the relevant Euronext Market Undertaking in relation to that Trading Facility;

"Executive Escalation Meeting" means the meeting which will be convened following a request by one of the Parties in accordance with Article 5.4 of this Agreement;

"Financial Instrument" means those instruments specified in Article L.211-1 of the French Monetary and Financial Code (Code Monétaire et Financier) which may be a Security or a Derivative;

"Force Majeure Event" has the definition given to force majeure under French law, that is to say an extraordinary event independent of the Parties’ will, that cannot be foreseen or avoided by them even with due diligence, being beyond their control and preventing the Parties to comply with their obligations undertaken in the Rules, in the Admission Agreement (as defined in the Clearing Rule Book) or in this Agreement. Disasters, such as hurricane, earthquake, international conflicts, stroke of lighting and war, are inter alia to be considered as falling within the scope of a Force Majeure Event;

"Good Practice" means, in relation to the Clearing Services, the exercise of such skill, diligence, prudence, experience, expertise, foresight and judgement as would be reasonably expected from a skilled and experienced professional specified inter alia in EMIR, in the technical standards under EMIR and in the Principles for Financial Market Infrastructures published by the Technical Committee of the International Organization of Securities Commissions in April 2012;

"Initial Termination Date" means December 31, 2018 in accordance with Article 16.1 of this Agreement;

"Key Functions" means the functions considered crucial by the Euronext Derivatives Steering Committee for the performance of the Services and communications between the Euronext Market Undertakings and LCH in relation to the Services and identified as such in the Derivatives Service Level Annex;

"LCH Affiliate" means an entity controlled directly or indirectly by LCH.Clearnet Group Limited (control being interpreted in accordance with Article L.233-3 of the French Commercial Code (Code de Commerce));

"LCH Group" means LCH.Clearnet SA, LCH.Clearnet Group Limited and all the LCH Affiliates and their joint venture and partnership interests, and "member of the LCH Group" or "LCH Group member" means any one such entity or interest;

"LSE Relationship Agreement" means the relationship agreement between LCH.Clearnet Group Limited and London Stock Exchange Group plc. ("LSE") dated May 1, 2013 entered into between LCH.Clearnet Group Limited and LSE to become effective following the proposed acquisition of LCH.Clearnet Group Limited by LSE;

"Market Operator" means a person or persons who manage(s) and / or operate(s) the business of a Trading Facility;

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 11

CONFIDENTIAL TREATMENT

"Market Rules" means the rules of the Euronext Markets applicable to the trading of the Cleared Financial Instruments, as may be amended from time to time. The Market Rules are available on the website: https://europeanequities.nyx.com/regulation/harmonised-rules;

"Material Obligation" means one of the obligations listed in Articles 2, 3, 4, 5, 6, 9, 10, 11, 12, 13, 15, 16 and 21 of this Agreement or the obligation for LCH.Clearnet SA to meet the Service Level Targets listed in the Derivatives Service Level Annex;

"Members" means Clearing Members or Trading Members;

"MiFID" means the Council Directive 2004/39/EC of April 21, 2004 on markets in financial instruments as implemented under the relevant Member States of the European Union and as amended or replaced from time to time;

"Operational Committee" means the Committee described in Annex 2 of this Agreement which reports to the Euronext Derivatives Steering Committee;

"Performance" is expressed in terms of response time, i.e. the average time consumed for a given elementary operation during a service period e.g. 1 minute, 1 second, 1 millisecond. Certain performance criteria are to be developed further to the application of the Service Level Measurement Tools under the provisions of the Derivatives Service Level Annex;

"Professional Organisations" means the organisations representing the industry, as defined from time to time between the Parties. As of the Commencement Date, the Professional Organisations are Association Française des Marchés Financiers (AMAFI), Association Française des Professionnels des Titres (AFTI), Dutch Advisory Committee Securities Industry, Fédération belge du secteur financier (FEBELFIN), Association for Financial Markets in Europe (AFME);

"Programme Steering Committee" means the Committee described in Annex 2 of this Agreement which reports to the Euronext Derivatives Steering Committee;

"Project" means a project which has a certain impact on the Parties (notably as to systems, organisation, risk management or risk policy of the Parties) which has more than a business as usual impact on the Services. Projects may be a Project developed by LCH Group described in Article 9.4 of this Agreement or a Euronext Project described in Article 9.5 of this Agreement;

"Punctuality" is defined as the number of non-continuous operations, e.g. processing of batch jobs or file transfers, that respect deadlines, that are required to be performed within an agreed time frame;

"Referential Data" means the general references and information related to Cleared Financial Instruments either (i) provided by third parties to the Euronext Market Undertakings and sent by the latter to LCH.Clearnet SA, or (ii) originated by the Euronext Market Undertakings and sent by the latter to LCH.Clearnet SA prior to trading (notably the ISIN Code, the central securities depository’s characteristics,…);

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 12

CONFIDENTIAL TREATMENT

"Regulatory Requirement" means, with respect to LCH.Clearnet SA, LCH.Clearnet Group Limited or a Euronext Market Undertaking, any applicable law, regulation such as EMIR, or, when applicable, the Directive of the European Parliament and of the Council on markets in financial instruments repealing Directive 2004/39/EC of the European Parliament and of the Council, the Regulation of the European Parliament and of the Council on markets in financial instruments and amending EMIR, or any requirement of any applicable laws or regulations or any requirement or request of a Competent Public Authority;

"Relationship Manager" means the person within LCH and with the Euronext Market Undertakings in charge of the day to day relationship management of this Agreement between the Parties;

"Risk Committee" means the risk committee of LCH.Clearnet SA which advises the Board of Directors of LCH.Clearnet SA on all risk matters linked inter alia to the Clearing Services;

"Rules" means the Clearing Rules and the Market Rules;

"Service Level Targets" means the targeted levels of performance of Bilateral Services during the applicable service period, as set out in the Derivatives Service Level Annex and a "Service Level Target" means one of these Service Level Targets;

"Services" means Clearing Services and Bilateral Services;

"Settlement System" means one of the payment or settlement systems used by LCH.Clearnet SA for the Services which are, on the Commencement Date, operated by Euroclear Bank, Euroclear Belgium, Euroclear France, Euroclear Netherlands, or Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A. (Interbolsa), Banque Nationale de Belgique (BNB) and the Eurosystem (Target2) or any successor settlement system agreed upon between the Parties;

"Termination Date" means the Initial Termination Date, the termination date determined following an extension of the duration of this Agreement pursuant to the provisions set out in Article 16.4 of this Agreement, or the Early Termination Date;

"Trade Repository" means a legal person that centrally collects and maintains the records of Derivatives which is registered with ESMA in accordance with Article 55 of EMIR;

"Trading Facility" means a market, settlement facility provider, trading platform, or transaction reporting mechanism, including but not limited to:

(i).
a trading venue regulated under MiFID, including but not limited to, a regulated market as defined under Article 4(1)(14) of MiFID and a multilateral trading facility as defined under Article 4(1)(15) of MiFID;

(ii).	a trading venue located outside of the European Union, which has been approved by local authorities based on requirements similar to those used under MiFID; and

(iii).
an organised trading facility defined as a system or facility, which is not a regulated market or facility, operated by an investment firm or a Market Operator, in which multiple third-party buying and selling interests in Financial Instruments are able to interact in the system in a way that results in a contract;

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 13

CONFIDENTIAL TREATMENT

"Trading Members" or "Trading Member Firms" or "TMF" means any person which has been admitted as a member on any Euronext Market;

"Trading Services" means the trading services performed by the Euronext Market Undertakings for the Trading Members for Transactions on the Euronext Markets;

"Trading System" means the trading system, trading engine, matching facility that the Euronext Market Undertakings render available to their Trading Members for the purpose of trading Cleared Financial Instruments on the Euronext Markets;

"Transaction" means any conclusion of a Cleared Financial Instrument or any purchase, sale or exchange of a Cleared Financial Instrument;

"Transaction Data" means all data relating to Transactions on Cleared Financial Instruments communicated by the Euronext Market Undertakings to LCH.Clearnet SA for the purpose of providing the Services (data feeds, accurate details of all Transactions and all other information necessary for LCH.Clearnet SA to carry out its risk management and operational functions) issued by the Trading System as described in the Derivatives Service Level Annex; and

"Transaction Management" means the services of management of the Transactions performed by LCH.Clearnet SA as part of the Bilateral Services and described in the Derivatives Service Level Annex.

1.2	Interpretation
The words "include", "includes" and "including" and any words following them shall be construed without limitation to the generality of any preceding words or concepts and vice versa.

In this Agreement, unless the context otherwise requires:

•
The headings of the Articles or Paragraphs in this Agreement are for ease of reference only; they are not part of the content of the relevant Article or Paragraph and may not in any way affect the interpretation thereof;

-
References to any Regulatory Requirement (including MiFID), law, regulation or directive shall be construed as they may have been, or may, from time to time be, amended, modified, consolidated, re-enacted or replaced; and

-	Capitalised terms used in this Agreement shall be construed to be of such number as the context admits or requires.

1.3	Entry into force of this Agreement
This Agreement will enter into force on the Commencement Date apart from (i) the provisions relating to sharing of income (described in Article 10 of this Agreement) and (ii) the provisions described in the Steering Committee Category B Matters in Article 5.3 of this Agreement which shall both become applicable as from April 1, 2014.

From the Commencement Date to April 1, 2014, LCH.Clearnet SA remains entitled to [***].

1.4	Termination of the ARCA for Derivatives cleared on the Euronext Markets

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 14

CONFIDENTIAL TREATMENT

The Parties agree that, as from the Commencement Date, the ARCA shall no longer govern Clearing Services rendered by LCH Group to the Euronext Market Undertakings for Cleared Financial Instruments traded on the Euronext Markets. The Parties therefore hereby agree that, notwithstanding any provision to the contrary within the ARCA (including, in particular, Section 8.1 of the ARCA), the Parties’ rights and obligations under the ARCA in relation to Transactions in Derivatives (as defined in the ARCA) will be terminated as of the Commencement Date and will be governed by this Agreement.

For the sake of clarity, it is understood between the Parties that, as from the execution of this Agreement, notwithstanding any provision to the contrary in the Derivatives Termination Agreement:

(i).
the Derivatives Termination Agreement will be terminated on the date of execution of this Agreement and the Parties will no longer be bound by the obligations described in the Derivatives Termination Agreement except for the confidentiality obligations which will continue to apply to the Parties and the Services will be governed by the ARCA until the Commencement Date;

(ii).
the Parties agree to terminate the migration process (this includes putting on hold development of the migration management plan, answer to the request for quote, communication to members and third parties) for Derivatives;

(iii).
the process linked to the migration of Derivatives will be terminated, the Parties shall cooperate to adequately inform their Members and Competent Public Authorities of the new developments linked to the Services; and

(iv).
no costs and expenses shall be incurred by any of the Parties or paid by one Party to the other Parties linked to the termination and migration process described in the Derivatives Termination Agreement.

1.5	Derivatives Service Level Annex and Clearing Percentage Annex
A new Derivatives Service Level Annex will be negotiated and executed between the Parties within [***] following the execution of this Agreement providing the detailed organization and standards of performance of the Services, and the related obligations of the Euronext Market Undertakings. The performance standards set out in the Derivatives Service Level Annex shall be the highest of (i) the standard, where relevant, set out in the Cash Service Level Annex and / or, (ii) the standard for Derivatives clearing services performed by LCH.Clearnet SA as of the Commencement Date, which shall be in any case consistent with the standards of the industry. Prior to execution of the Derivatives Service Level Annex, the Parties will continue to apply the existing service level annex applicable to Derivatives clearing under the ARCA.

A Clearing Percentage Annex providing the detailed calculation results for the Clearing Percentages [***] will be negotiated and executed between the Parties within [***] following the execution of this Agreement. For this purpose the Parties agreed on the process set-out in Annex 5. These Clearing Percentages will be applicable between the Parties only as from April 1, 2014.

1.6	Contract Structure

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 15

CONFIDENTIAL TREATMENT

The Annexes to this Agreement form part of this Agreement. In the event of any inconsistency between the provisions of the core Agreement and any provision of the Annexes, the provisions of the core Agreement shall prevail.

In the event of any inconsistency between the provisions of one of the Annexes and any provision of the appendixes to such Annex, the core provisions of such Annex shall prevail.

For the purposes of this Agreement, and for so long this Agreement remains in force, if any provision of this Agreement is inconsistent with any provisions of the Corporate Documentation of LCH.Clearnet SA or LCH.Clearnet Group Limited, or any contractual agreement entered into by a Party with any third party, this Agreement prevails as between the Parties.

A person who is not a Party to this Agreement has no right to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available.

2.	CLEARED MARKETS AND CLASSES OF CLEARED FINANCIAL INSTRUMENTS

2.1
LCH.Clearnet SA is appointed as a provider of Clearing Services to Clearing Members for Transactions on Cleared Financial Instruments for the duration of this Agreement. In relation to these Clearing Services, LCH.Clearnet SA will provide Bilateral Services to the Euronext Market Undertakings.

The list of the Classes of Cleared Financial Instruments and of the Euronext Markets on the Commencement Date is set out in Annex 1 of this Agreement.

2.2
It is understood between the Parties that (i) the Euronext Market Undertakings may provide transaction feeds to other Central Counterparties and / or clearing houses other than LCH.Clearnet SA which provide clearing services in respect of Cleared Financial Instruments listed and / or traded on the Euronext Markets, and that (ii) LCH.Clearnet SA may provide clearing services to other Trading Facilities, [***].

In the event LCH.Clearnet SA agrees to provide Project development services to any other Trading Facilities including LCH.Clearnet SA’s affiliates [***]. The relevant Paragraphs of the Derivatives Service Level Annex shall include the necessary detailed provisions to allow the assessment of [***].

2.3
In principle, it is understood between the Parties that LCH.Clearnet SA shall exercise [***] under the process set out below to offer Clearing Services for new Derivatives listed and / or traded on the Euronext Markets. A Euronext Market Undertaking may at any time request to introduce new Derivative for performance of Services by LCH.Clearnet SA in accordance with the process described below:

(i).
When the new Derivative (i) [***], and (ii) [***], the Euronext Market Undertaking requesting the performance of the Services for this new Derivative will give notice to LCH.Clearnet SA of its intent to introduce this new Derivative [***] prior to the contemplated listing and / or trading of such Derivative and LCH.Clearnet SA will [***] offer Clearing Services for this new Derivative [***] with no supplemental cost for the Euronext Market Undertakings.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 16

CONFIDENTIAL TREATMENT

If the Risk Committee considers, at any time, that a Cleared Financial Instrument can no longer be accepted for clearing, LCH.Clearnet SA shall notify the Euronext Market Undertaking(s) in writing of its decision [***] and the Parties shall discuss in order to find an acceptable solution for LCH and the Euronext Market Undertakings.

(ii).
When the new Derivative does not [***], a Euronext Market Undertaking may send a formal request to LCH.Clearnet SA to provide Clearing Services for this new Derivative and, if LCH.Clearnet SA considers that the new Derivative can be [***], the following process will apply:

(a)
the Euronext Derivatives Steering Committee will discuss with the risk management teams of LCH.Clearnet SA and LCH.Clearnet SA shall then perform a high-level feasibility study [***] following the request. Prior to this high-level feasibility study, the Euronext Derivatives Steering Committee will be in charge of defining the exact scope, deliverables and costs of the high-level feasibility study;

(b)	LCH.Clearnet SA shall inform the Euronext Derivatives Steering Committee of the result of the high-level feasibility study;

(c)	LCH.Clearnet SA shall, if necessary, consult its Risk Committee; then

(d)
on the basis of the high-level feasibility study result, and if the opinion of the Risk Committee is not negative, the new Derivative will become a Cleared Financial Instrument. If it was determined that the new Derivative cannot be cleared without material software or process developments, the necessary evolutions will then be discussed within the Euronext Derivatives Steering Committee which will decide whether a Project is needed.

2.4
Where the [***] to be operated by one of the Euronext Market Undertakings within the Euronext Markets, after the Parties agree on the process, such new Euronext Market Undertaking and / or new Trading Facility may request to accede to this Agreement and become a Euronext Market. The process of including a new Trading Facility within the scope of the Euronext Markets would be done through a [***]. The list of the Classes of Cleared Financial Instruments and of the Euronext Markets set out in Annex 1 of this Agreement shall be modified to take into account the inclusion of this new [***].

2.5
All communication and consultations with Clearing Members relating to new Derivatives traded on a Euronext Market and admitted or potentially admitted for clearing should be done by the Euronext Market Undertakings and LCH.Clearnet SA will submit any project of communication to the Euronext Derivatives Steering Committee for discussion and approval before making any communication to the Clearing Members relating to new Cleared Financial Instruments.

3.	CLEARING SERVICES

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 17

CONFIDENTIAL TREATMENT

3.1
LCH.Clearnet SA will provide Clearing Services which involve central counterparty services as from the Commencement Date of this Agreement, to Clearing Members, who, either directly or through their customers, enter into Transactions on Cleared Financial Instruments carried out on the Euronext Markets. Such Clearing Services are subject to the Clearing Rules in force as modified from time to time including:

-	registration of the Transactions on Cleared Financial Instruments traded on the Euronext Markets;

-	validation and novation of these Transactions within the Derivatives Clearing Infrastructure;

-	reporting of novated and accepted Transactions to Clearing Members;

-	supervision of the Open Positions of Clearing Members and calculation of the associated risks;

-	position keeping over the life cycle of the novated and accepted Transactions and acceptance of instructions of Clearing Members to maintain such Open Positions in accordance with the Clearing Rules;

-	calling of Margins to the Clearing Members to cover the risks linked to the Transactions;

-	clearing fee calculation and calling to the Clearing Members and clearing fees collection as described in the Derivatives Service Level Annex;

-	risk management processing according to current risk management policies and procedures of LCH.Clearnet SA as approved by the Risk Committee;

-	managing of the Exercise and Assignment process for the Open Positions, where required;

-	guarantee of the proper settlement of Open Positions as Central Counterparty, transmission of the settlement instructions to the Settlement System designated by the Euronext Market Undertakings;

-	enabling the proper settlement of Open Positions based on commodities Transactions by transmission of the relevant information to allow the relevant parties to affect settlement between themselves;

-	managing Corporate Actions;

-	transmission of the settlement instructions to the Settlement System; and

-	management of the default procedures according to current default management policies and procedures.

3.2
LCH.Clearnet SA warrants to the Euronext Market Undertakings that it will comply with the Good Practice and the Clearing Rules when providing the Clearing Services. The Good Practice is designed to describe the Parties’ commitments and set out how LCH.Clearnet SA and / or LCH.Clearnet Group Limited will operate in order to ensure that they:

-	act in a manner which is fair in considering the interests of the other Parties’ Members and customers;

-	reply to any requests from the Euronext Market Undertakings in a timely manner;

-	act in a manner which does [***];

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 18

CONFIDENTIAL TREATMENT

-	comply with applicable competition laws;

-
comply with Regulatory Requirements and with the Principles for Financial Market Infrastructures published by the Technical Committee of the International Organization of Securities Commissions in April 2012; and

-	act in a manner which respects a reasonable degree of skill, care, prudence and foresight and application of standards which could reasonably be expected of such companies.

3.3
From the Commencement Date and only in respect of Financial Instruments that are similar to Cleared Financial Instruments, in the event LCH.Clearnet SA agrees to provide additional or amended clearing services to another Trading Facility, including LCH Affiliate [***].

4.	PROVISION OF BILATERAL SERVICES BY LCH.CLEARNET SA TO THE EURONEXT MARKET UNDERTAKINGS
In order to perform Clearing Services in the safest and most efficient manner, LCH.Clearnet SA shall provide to the Euronext Market Undertakings the following Bilateral Services:

-	Transaction processing;

-	Transaction recording;

-	Transaction creation;

-	Transaction deletion;

-	Transaction distribution;

-	Transaction storage;

-	Transaction retrieval; and

-	Transfer of information to the Euronext Market Undertakings linked to the Open Positions of each Clearing Member, in aggregate, and per cleared financial instrument.
Each of the foregoing Bilateral Services will be further described in the Derivatives Service Level Annex.

4.1	Collaboration and cooperation
Each Party undertakes to maintain active, regular collaboration and ongoing dialogue with each other, its Members and other relevant third parties in relation to the provision of Bilateral Services.

4.2	Communication and transparency
Each Party acknowledges that time is of the essence in managing the Bilateral Services.

The Parties will ensure that the communication channels and the contacts are regularly updated in order to be able to swiftly communicate and react to events that impact their relationship and the Services.

In order to ensure that the process is transparent, the processes and decisions taken by each Party linked to the Bilateral Services or their evolutions shall be adequately documented and these documents shall be sent to the other Party in accordance with the provisions set out in the Derivatives Service Level Annex relating to the Operational Committee. The decision

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 19

CONFIDENTIAL TREATMENT

of one of the Parties pertaining to the Bilateral Services to give their approval, or not to give their approval, should be fully documented and explained / justified in writing.

4.3	Systems compatibility
Each Party shall ensure that, on an ongoing basis, its information systems remain compatible and interoperable with the other Party’s information systems. To that end, each Party shall ensure that (i) its information systems comply with the provisions of the Derivatives Service Level Annex, and (ii) any modification one Party brings to its information systems are performed according to the guidelines specified in the Derivatives Service Level Annex, especially with respect to its quality assurance.

4.4	Continuity of Services
The Parties acknowledge the need for each of them to be constantly ready to manage effectively the occurrence of any major, sudden and exceptional event affecting concurrently or separately either Party’s ability to conduct effectively its business functions and LCH.Clearnet SA’s ability to perform the Services.

4.5	Transfer of information relating to Services
The Parties acknowledge that each Party may need to provide a Competent Public Authority with appropriate regulatory information relating to the Services. Upon receipt of a request from a Competent Public Authority for information, the receiving Party agrees to notify the other Parties within 5 Business Days of receiving such request and the Parties will cooperate subject, if necessary, to the terms of one or more information sharing agreements entered or to be entered into between the Parties and any relevant agents or sub-contractors of the Parties.

5.	GOVERNANCE AND ORGANISATION OF THE SERVICES
This Agreement may have an impact notably on the rules, procedures of each of the Parties, and, although the Parties do not anticipate that it will be the case, the Articles of Association of LCH.Clearnet SA and / or LCH.Clearnet Group Limited and each of the Parties therefore undertakes (i) to make any necessary changes notably to the Rules, and although the Parties do not anticipate that it will be the case, the Articles of Association of LCH.Clearnet SA and / or LCH.Clearnet Group Limited and, where necessary, (ii) to seek shareholders’ approval for the efficient and effective implementation of the provisions set out in this Agreement and to use its best endeavours to obtain the necessary approvals and / or consents of any other third parties for the implementation of such changes (Competent Public Authorities, the users, Clearing Members or any other third party).
In the event that LCH.Clearnet SA and LCH.Clearnet Group Limited agree (i) to provide a seat at the board of either LCH.Clearnet SA, or (ii) to grant the right to propose the nomination of one Director to the Board of Directors of LCH.Clearnet Group Limited, to a Trading Facility with a comparable contractual relationship to that of the Euronext Market Undertakings with LCH [***].

5.1	Representation of the Euronext Market Undertakings at the Board of Directors of LCH.Clearnet Group Limited
To the extent that (i) the Euronext Market Undertakings or any of their Affiliates hold, individually or collectively, at least [***] of the shares of LCH.Clearnet Group Limited, and (ii) [***] between the Euronext Market Undertakings and LCH.Clearnet SA, the Euronext Market Undertakings collectively will be entitled to propose to LCH.Clearnet Group

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 20

CONFIDENTIAL TREATMENT

Limited’s Board of Directors’ nomination committee, the nomination of one Director as Venue Director (as defined in LCH.Clearnet Group Limited’s Articles of Association) to the Board of Directors of LCH.Clearnet Group Limited on terms and conditions to be agreed in an appointment letter provided that such person is a Director, officer, employee of, or more generally, works for, an entity that has a clearing agreement in place with LCH.Clearnet SA.
When, following any transfer of assets, reincorporation, change of capital structure, initial public offerings, demerger or any other type of reorganization of the Euronext Market Undertakings or of NYSE Euronext’s group, the entity which holds the shares of LCH.Clearnet Group Limited and which was an Affiliate of the Euronext Market Undertakings prior to such reorganisation event ceases to be an Affiliate of the Euronext Market Undertakings following such reorganization event, it is understood between the Parties that the Euronext Market Undertakings will be considered as complying with the criteria (i) mentioned above and will retain their rights if, following such reorganization event, the entity which holds the shares assigns, transfers or sells such shares of LCH.Clearnet Group Limited to the Euronext Market Undertakings, or to any of their Affiliates, within [***] following such reorganization event and, following such assignment, transfer or sale, the Euronext Market Undertakings, or any of their Affiliates hold, individually or collectively, at least [***] of the shares of LCH.Clearnet Group Limited.

5.2	Representation of the Euronext Market Undertakings at the Board of Directors of LCH.Clearnet SA
Subject to any applicable laws and regulations that would limit this right, the Euronext Market Undertakings will remain entitled to appoint one Director to the Board of Directors of LCH.Clearnet SA and will retain this right until the later of the termination of the Cash Clearing Agreement or the termination of this Agreement. For the sake of clarity, the Euronext Market Undertakings will have the right to only one seat at the Board of Directors of LCH.Clearnet SA pursuant to the Clearing Agreements. Pursuant to the provisions set out in Article 5.3 of this Agreement, decisions of the Board of Directors of LCH.Clearnet SA relating to Steering Committee Category A Matters and Steering Committee Category B Matters [***]. Unless such decision falls within the scope of the Reserved Matters, [***].

5.3	Euronext Derivatives Steering Committee
A new management and supervisions committee for Services, the Euronext Derivatives Steering Committee, will be put in place on the Commencement Date which will have powers only in relation to the Services. The Euronext Derivatives Steering Committee will be the principal point of contact between the Euronext Market Undertakings and LCH in relation to issues arising out of the performance by each Party of its obligations under this Agreement and the principal forum for decision-making regarding the Services.
Any material change in the scope of the Clearing Services which materially impact the Clearing Members for Derivatives will have to be discussed and approved by the Euronext Derivatives Steering Committee in accordance with the below specifications.
For the sake of clarity, the Derivatives Steering Committee shall in no event prevent LCH from offering clearing services to other Trading Facilities for Derivatives and/or other

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 21

CONFIDENTIAL TREATMENT

Financial Instruments and, should LCH offer clearing services for Derivatives and/or other Financial Instruments negotiated on other Trading Facilities in the future, the Derivatives Steering Committee will have no powers to take decisions in relation to the services offered to such other Trading Facility by LCH unless they affect the Services or matters related to the Services.
For the avoidance of doubt the Euronext Derivatives Steering Committee will in no circumstances have the power to prevent LCH.Clearnet SA from complying with any of its obligations in respect of EMIR or any other Regulatory Requirement.
The Euronext Derivatives Steering Committee shall agree and acknowledge that nothing in this Agreement shall prevent LCH.Clearnet SA from doing, or refraining from doing, anything in accordance with any formal direction, request or binding recommendation given to it by the AMF, BdF, ACP, Bank of England, (or any successor competent public authorities) or any other regulatory or governmental body having jurisdiction over its activities.
The Euronext Derivatives Steering Committee shall not take any decision or issue any proposal on the operation of the default management process and arrangements with respect to the default fund. Prior to making any such material change to the method for providing Services, LCH.Clearnet SA will engage in a review of such changes with the Euronext Derivatives Steering Committee and participate in a joint dialogue with the Euronext Derivatives Steering Committee on the opportunity and the timing for such changes. When the Euronext Derivatives Steering Committee and LCH.Clearnet SA disagree on the opportunity of such changes, or on the best way to implement such changes, the Parties should refer the matter to the Executive Escalation Meeting which shall give its opinion on such change and the method for implementing such changes.
Detailed provisions on the composition, the responsibilities, the meetings of the Euronext Derivatives Steering Committee will be included in the terms of reference of the Euronext Derivatives Steering Committee which should be agreed between the Parties along the lines described below.

(i).	Composition of the Euronext Derivatives Steering Committee
The membership of the Euronext Derivatives Steering Committee will be as follows:

-	for the Euronext Market Undertakings: three (3) representatives (or delegate), including the chairman; and
-    for LCH.Clearnet SA: three (3) representatives (or delegate).
Each of LCH.Clearnet SA and the Euronext Market Undertakings will take all necessary steps to ensure that their appropriate representatives attend all meetings. Where an individual cannot attend he or she may nominate a suitable proxy who will attend and have full powers to speak and vote on his or her behalf. A Party may change the identity of its representatives at any time by prior written notice to the others.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 22

CONFIDENTIAL TREATMENT

When considered relevant by the members of the Euronext Derivatives Steering Committee, each Party shall use its reasonable endeavours to procure that, to the extent reasonably requested by any other Party, an appropriate representative of any sub‑contractor or technical experts shall attend such meetings.

(ii).	Meetings of the Euronext Derivatives Steering Committee
Meetings of the Euronext Derivatives Steering Committee should take place regularly and at least every [***]. The meetings will be held to discuss the day‑to‑day operational issues arising out of the provision of the Services and to take decisions or recommendations in relation to the Steering Committee Category A Matters, Steering Committee Category B Matters, Steering Committee Category C Matters, Steering Committee Category D Matters.
The chairman of the Euronext Derivatives Steering Committee, who is appointed by all three Euronext Market Undertakings’ representatives, shall arrange for the meetings to be minuted as appropriate. For the avoidance of doubt, any decisions or items within the minutes of meetings which may be stated or implied to be variations of this Agreement will not vary this Agreement. Decisions of the Euronext Derivatives Steering Committee shall be made observing principles of due process and administrative fairness.

(iii).	Decisions of the Euronext Derivatives Steering Committee
All conclusions taken by the Euronext Derivatives Steering Committee will be taken by a [***] vote [***], save in the event of [***].
Without prejudice to any other responsibilities and powers set out in this Agreement or the Derivatives Service Level Annex and subject to any Regulatory Requirement, the Euronext Derivatives Steering Committee shall supervise the management and provisions of the Services and have the authority to agree on the matters related to the Services set out below depending on whether these matters are Steering Committee Category A Matters, Steering Committee Category B Matters, Steering Committee Category C Matters, Steering Committee Category D Matters and as long as these matters do not fall within the Reserved Matters.

(a)
For "Steering Committee Category A Matters", unless contrary to any Regulatory Requirement, the Euronext Derivatives Steering Committee will [***]. The decisions of the Euronext Derivatives Steering Committee will be valid and binding and LCH.Clearnet SA will ensure the efficient and effective implementation of the conclusion of the Euronext Derivatives Steering Committee. Should the Board of Directors of LCH.Clearnet SA, or, more generally, LCH.Clearnet SA [***].

Where "Steering Committee Category A Matters" are the following matters:

-	the strategy for [***];

-	the launch of any [***];

-	the determination of the pre-trade position limits;

-	the determination of the [***];

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 23

CONFIDENTIAL TREATMENT

-	the determination of an appropriate solution for implementing any other changes [***];

-	material changes to the [***];

-	any material change to the [***];

-	general orientations of how the Services will be [***] the Euronext Market Undertakings together with LCH;

-	approval of the [***] for the Services for the upcoming accounting period;

-	review of [***];

-	approval of the functional design of the [***];

-	decisions on the Projects (see Article 9 of this Agreement);

-	the list of requirements for [***]; and

-	if and when relevant, following a request of the Euronext Market Undertakings, approval of all [***].

(b)
For "Steering Committee Category B Matters", unless contrary to any Regulatory Requirement, all conclusions of the Euronext Derivatives Steering Committee falling within Steering Committee Category B Matters will be [***].

Where "Steering Committee Category B Matters" are the following matters:

-	level of [***];

-
the Euronext Derivatives Steering Committee will be consulted on any change that LCH may propose to the [***]. Any such change which would either individually or when combined with previous implemented changes, cumulatively in any [***] will become a Steering Committee Category B Matter; and

-	temporary changes to [***] for a limited period of time and a limited scope of Cleared Financial Instruments;

(c)	For "Steering Committee Category C Matters", the conclusion of the Euronext Derivatives Steering Committee will [***].
When the [***] to the extent that in so doing it will not share any Confidential Information and / or breach any applicable Regulatory Requirement.
Where "Steering Committee Category C Matters" are the following matters:

-	material changes to the scope of the [***];

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 24

CONFIDENTIAL TREATMENT

-	material membership issues;

-	any change resulting in an increase or decrease of the remuneration of the Clearing Members [***];

-	determination of the [***] for Cleared Financial Instruments;

-	each year, the [***]; and

-	the removal and the appointment of [***].

(d)
For "Steering Committee Category D Matters", LCH will provide any information reasonably requested by the Euronext Market Undertakings pertaining to Steering Committee Category D Matters and the Euronext Derivatives Steering Committee may decide to include in the agenda of a meeting matters falling within the Steering Committee Category D Matters in order to have a general discussion between members of the Euronext Derivatives Steering Committee on these issues.

The conclusions of the Euronext Derivatives Steering Committee will be [***].
Where "Steering Committee Category D Matters" are the following matters:

-	the [***] taken in respect of the Services;

-	[***]; and

-
general information on resources allocated to the Services to the extent the foregoing will not cause LCH.Clearnet SA to share any Confidential Information and / or could result in a breach of any applicable law or regulation.

(e)
The Board of Directors of LCH.Clearnet SA shall not be obliged to implement, or to continue to implement a decision of the Euronext Derivatives Steering Committee falling within the Steering Committee Category A Matters, Steering Committee Category B Matters, Steering Committee Category C Matters, Steering Committee Category D Matters when it reasonably believes, then or subsequently, that such conclusion may qualify as one of the Reserved Matters listed below.

When LCH.Clearnet SA does not want to implement, or to continue to implement a decision based on the grounds that such decision falls within the Reserved Matters, it shall send a notice to the Euronext Market Undertakings together with an explanation of the basis thereof acceptable to the Euronext Derivatives Steering Committee.
Where "Reserved Matters" are conclusions or decisions of the Euronext Derivatives Steering Committee to the extent such decision would, in LCH.Clearnet SA’s reasonable opinion which is acceptable to the Euronext Market Undertakings, fall within one of the following matters:

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 25

CONFIDENTIAL TREATMENT

-
have a material adverse effect on LCH.Clearnet SA’s management of risk and which would therefore be unacceptable to (i) the Risk Committee or the Board of Directors of LCH.Clearnet SA, and / or (ii) to the AMF, BdF, ACP and Bank of England or any successor Competent Public Authority or any other regulatory or governmental body having jurisdiction over LCH.Clearnet SA;

-
is likely to result in LCH.Clearnet SA operating at a loss despite LCH.Clearnet SA’s reasonable efforts to mitigate these losses. LCH.Clearnet SA shall provide to the Euronext Market Undertakings relevant financial information and calculations requested by the Euronext Market Undertakings and considered as reasonably acceptable evidence of such risk of operating at loss;

-	cause, or require, LCH.Clearnet SA to breach any Regulatory Requirement applicable to it;

-
after using its reasonable efforts to make any changes to the Clearing Rules, the instructions or notices and procedures required by the Euronext Derivatives Steering Committee, cause LCH.Clearnet SA to take any action, or refrain from taking any action, which would be contrary to, or as the case may be, required by, its Clearing Rules (including, but not limited to, its Default Fund Rules), instructions or notices and procedures; or

-	cause LCH.Clearnet SA to take any action which would be likely to result in legal action or proceedings being taken against it.

5.4	Executive Escalation Meeting
The role of the Executive Escalation Meeting is to act as an escalation point for the Euronext Derivatives Steering Committee and to ensure generally that strategic as well as operational issues are being raised and addressed between the Parties.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 26

CONFIDENTIAL TREATMENT

Following any decision or recommendation taken by the Euronext Derivatives Steering Committee, any of the Parties may send a request to the other Parties asking for the escalation of any such decision or recommendation to the Executive Escalation Meeting and the Executive Escalation Meeting should seek to find resolutions in good faith and considering the best interests of the impacted Euronext Market as well as all relevant Regulatory Requirements.
The Executive Escalation Meeting will meet and discuss how and when a specific decision or a recommendation made at the level of the Euronext Derivatives Steering Committee is to be implemented and may ask the Euronext Derivatives Steering Committee to reconsider the decision or recommendation in question in light of constraints or difficulties linked to the implementation or new facts discussed in the Executive Escalation Meeting.
The Euronext Market Undertakings (acting together) and LCH.Clearnet SA shall each designate [***] to participate at the Executive Escalation Meeting. Where an individual cannot attend he may nominate a suitable proxy who will attend and have full powers to speak and vote on his behalf.

5.5	Derivatives Users Group
LCH.Clearnet SA undertakes to establish and maintain a committee called the Derivatives Users Group which will have an advisory role within its scope of powers, in compliance with Regulatory Requirements, and shall be consulted by LCH.Clearnet SA and / or by LCH.Clearnet Group Limited on the proper, safe and efficient management of the Derivatives Common Services on IT developments, levels of services for the Derivatives Common Services, the opportunity of the development of new common projects by Trading Facilities, and communication with Clearing Members in relation to the Derivatives Common Services. The Derivatives Users Group shall meet (such meeting may take place by teleconference) on a [***] basis or when a member of the Derivatives Users Group requires that such a meeting take place by sending a request to the other members of the Derivatives Users Group in order to decide on a matter within its scope.
On the Commencement Date, the Derivatives Users Group shall be composed of the same members as the Euronext Derivatives Steering Committee, of the Clearing Members which use the Derivatives Common Services and of all other stakeholders who have the right to elect members in the Derivatives Users Group pursuant to the terms of reference of the Derivatives Users Group which will implement the provisions described in this Article 5.5 of this Agreement. If and when relevant, LCH.Clearnet SA shall use its best endeavours to obtain the approval of the Trading Facilities (non-Euronext Markets) which use the Derivatives Common Services to become members of the Derivatives Users Group..
LCH.Clearnet SA shall negotiate with the Clearing Members which use the Derivatives Common Services and, if and when relevant with the other Trading Facilities, in order to involve them in the Derivatives Users Group and to agree on the terms of reference of such Derivatives Users Group and the conditions described below.
The Derivatives Users Group shall be composed of permanent members representing the stakeholders using the Derivatives Common Services as follows: (i) the members of the

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 27

CONFIDENTIAL TREATMENT

Euronext Derivatives Steering Committee, (ii) Clearing Members of LCH.Clearnet SA or clearing members who use the Derivatives Common Services, and, if and when relevant, (iii) representatives of other Trading Facilities which use the Derivatives Common Services.
The terms of reference of the Derivatives Users Group and the composition of the Derivatives Users Group (number of seats and associated voting rights) above shall be reviewed by the Parties and, if necessary, be amended in order to add new permanent members representing the Trading Facilities which use the Derivatives Common Services and / or the Euronext Market Undertakings (i) following the occurrence of a material change in the percentage of volumes of each Trading Facility which is a member of Derivatives Users Group, or (ii) if a new Trading Facility begins to use the Derivatives Common Services when this has an impact on the percentage of volumes of each Trading Facility which is a member of Derivatives Users Group.
The members of the Derivatives Users Group may decide to invite, from time to time, Trading Members, other Trading Facilities, representatives of Professional Organizations and of the Competent Public Authorities to attend a meeting of the Derivatives Users Group.
Members of the Derivatives Users Group will not vote on any recommendation, or shall not receive any information, where a conflict of interests exists. Decisions of the Euronext Derivatives Steering Committee shall be made observing principles of due process and administrative fairness.

6.	RESOURCES

6.1	Resources allocated to the Services
LCH.Clearnet SA will decide on the resources or personnel necessary in the provision of the Services. These resources and personnel will at all time be sufficient, and, in respect of personnel, suitably qualified with suitable experience and capabilities to perform the Services, the launch of new Cleared Financial Instruments and, when relevant, to work on a Project on LCH.Clearnet SA’s side. All costs and compensation linked to the resources or personnel necessary for the provision of Services will be paid by LCH.Clearnet SA.

6.2	Key Functions
LCH.Clearnet SA shall be the ultimate decision maker with respect to the removal or the appointment of any Key Person together with associated costs, including remuneration. All costs and compensation (including remuneration and benefits) of the Key Person will be borne by LCH.Clearnet SA. Notwithstanding the foregoing, LCH.Clearnet SA shall, before removing or appointing any person dedicated to a Key Function ("Key Person"):

(i).	notify the Euronext Derivatives Steering Committee of its intention, at least [***] prior to the proposed removal or appointment;

(ii).
provide the Euronext Derivatives Steering Committee with a curriculum vitae of the proposed Key Person (in the case of an appointment) together with any other necessary information for analysis and discussion;

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 28

CONFIDENTIAL TREATMENT

(iii).	use its reasonable efforts to take into consideration the Euronext Derivatives Steering Committee’s requirements in relation to a Key Person; and

(iv).
use its reasonable efforts to put in place arrangements which suitably incentivise the Key Person to achieve or exceed the quality of the Bilateral Services to be provided to the Euronext Market Undertakings.

The Euronext Derivatives Steering Committee feedback shall be considered in the [***] appraisal of the Key Persons. Should the performance of the Key Person be, in the Euronext Derivatives Steering Committee’s opinion, unsatisfactory or prejudicial to the working relationship between the Parties, the Euronext Derivatives Steering Committee is entitled to notify the competent persons within LCH.Clearnet SA in writing of their willingness to replace such Key Person.

6.3	Euronext Product Development Resources
If considered necessary by the Euronext Market Undertakings, they may decide that some additional resources (Euronext Product Development Resources) are required to assist on a temporary basis the internal teams of LCH.Clearnet SA on specific product development for the Euronext Market Undertakings (which cannot be any tasks relating to the day-to-day operations of the Services). In this case, [***]:

-	[***];

-	[***]; and

-	[***].
The costs and compensation [***].
LCH.Clearnet SA shall integrate, subject to applicable Regulatory Requirements, these Euronext Product Development Resources into its Projects or business development organization and processes for them to achieve the jointly defined objectives.
The Key Persons dedicated to the Key Functions of the Services will be identified in the Derivatives Service Level Annex.

7.	SERVICE LEVEL ASSESSMENT

7.1	Service Levels
LCH.Clearnet SA acknowledges that, since availability of the Services is critical to the Euronext Market Undertakings’ business, the Derivatives Clearing Infrastructure shall be reliable and provide sufficient operational performance to render the Services. Moreover, LCH.Clearnet SA agrees that, in addition to the conditions set out in the Derivatives Service Level Annex specifying the expected service levels for recurring operations and supporting business processes, it must ensure that its general Derivatives Clearing Infrastructure operations delivery conform to certain service criteria, expressed in terms of:

-	Availability;

-	Reliability;

-	Performance;

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 29

CONFIDENTIAL TREATMENT

-	Punctuality;

-	Compliance to agreed interface standards; and

-	Compliance to IT security policy which include for LCH.Clearnet SA to comply with certification ISO 2700.
It is understood between the Parties that it is a prerequisite in order for LCH.Clearnet SA as a Central Counterparty which provides Clearing Services based on the Data provided by the Euronext Market Undertakings, to be able to meet the service levels set out in the Derivatives Service Level Annex that the up-stream IT environment and the Transaction Data provided by the Euronext Market Undertakings be reliable. Where the Euronext Market Undertakings provide LCH.Clearnet SA with the Data as input to perform the Bilateral Services, this Data therefore needs to be available and reliable and the Euronext Market Undertakings shall comply with the provisions of Article 15 of this Agreement in order to allow LCH.Clearnet SA to perform its Bilateral Services.

7.2	Standards for the Derivatives Clearing Infrastructure
As part of its general obligation to conform to the highest standards for the provision of its Services, LCH.Clearnet SA agrees that it will use its best endeavours to ensure the Derivatives Clearing Infrastructure interface remains compatible with supported versions of third party operating systems, databases, software and network protocols where applicable.

7.3	Good Practice and Industry Standards
The Parties agree to adopt best industry practices and to comply with Good Practices as well as industry standards in order to ensure adequate processes and procedures are used in the delivery of their respective obligations hereunder.

8.	SERVICES REVIEW
The Parties shall conduct periodic reviews of the provision of the Services in order to ensure inter alia that the Parties continue to comply with their obligations under this Agreement. Following any such review, either Party may request changes in any of the Services to reflect the change in business requirements of either Party and / or advancements in technology.

8.1	Service Level Report
The assessment of the level of the Bilateral Services provided by LCH.Clearnet SA is based on appraisal of a reporting, which is submitted on a [***] basis by LCH.Clearnet SA. The details and content of the Service Level Report as well as participants to the [***] reporting meeting is set out in the Derivatives Service Level Annex.

8.2	Relationship Manager
The Parties acknowledge and agree on the importance of effective governance encompassing effective day-to-day relationship management and Services management. Pursuant to the terms of the Derivatives Service Level Annex, the Euronext Market Undertakings shall designate one Relationship Manager (for all the Euronext Market Undertakings) and LCH.Clearnet SA shall designate one Relationship Manager (for LCH.Clearnet SA) in charge

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 30

CONFIDENTIAL TREATMENT

of the day to day relationship management. The Relationship Manager designated by each Party shall be a member of the Euronext Derivatives Steering Committee.
If a Relationship Manager is unavailable or if the Relationship Manager has been changed either by the Euronext Market Undertakings or LCH.Clearnet SA, the relevant Parties shall notify the other as far in advance as possible and shall use its reasonable efforts to appoint a replacement as soon as reasonably possible. The Relationship Manager shall have sufficient seniority and expertise to monitor the process of the Bilateral Services and shall ensure that the Committee meetings are held and recorded with appropriate supporting documents. The Parties shall within a reasonable time following the Commencement Date, by exchange of letters, notify the other Parties of the name of the person appointed as Relationship Manager on each side (by LCH.Clearnet SA and by the Euronext Market Undertakings). The same process will apply should one side (LCH.Clearnet SA or the Euronext Market Undertakings) decide to appoint a new Relationship Manager.

8.3	Committees
In addition to the Risk Committee in which [***] pursuant to the terms of this Agreement and which is governed by its terms of reference, the Parties agree to establish and maintain a number of Committees, where appropriate, to assist with the management of the relationship, operation of, and changes to the Services.
Each Committee will be composed of representatives of the Parties to this Agreement. These Committees include the Euronext Derivatives Steering Committee, the Operational Committee and the Programme Steering Committee.
Further details about each Committees’ specific roles, operating modes, and the interactions they maintain between one another can be found in Annex 2 of this Agreement and in Article 8.4 of this Agreement.

8.4	Escalation Procedure
If the Operational Committee or Programme Steering Committee (first level management) fail to reach a common agreement (hereafter the "Disagreement"), either Party may decide to refer the Disagreement, at its discretion, to the Euronext Derivatives Steering Committee (or if the members are not available to the authorised delegates of the members of the Euronext Derivatives Steering Committee) (second level management). The second level management shall take a decision within [***] of the referral. If the matter is considered as an urgent matter by one of the Parties, the delay shall be reduced to [***]. If the second level management fails to reach an agreement within the timeframe mentioned above, or that either Party requests it, the Euronext Derivatives Steering Committee will ask in writing the escalation of the Disagreement to the Executive Escalation Meeting (executive management level). The executive management level will discuss the matter and should reach an agreement on the matter [***]. If the matter is considered as an urgent matter by one of the Parties, the delay shall be reduced to [***].

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 31

CONFIDENTIAL TREATMENT

The Parties shall, unless otherwise agreed in writing between the Parties, after no more than [***] starting from the date on which the Disagreement was referred to the Euronext Derivatives Steering Committee ensure that the executive management level considers and settles the Disagreement.

8.5	Audit
LCH.Clearnet SA shall at all times maintain and keep for the duration of this Agreement and thereafter for the longer of the [***], complete and accurate records of (and adequate supporting documents and a complete audit trail for) information which is in LCH.Clearnet SA’s possession or control relating to the technical performance of the Services, the monitoring activities performed as part of the Services and the surveillance activities performed as part of the Services.
Subject to any applicable Regulatory Requirements, one of the Parties may request the performance of an audit of the Services. The Parties will consult with each other in order to organise together this audit. The Parties will designate together an auditor in charge of performing an audit of the Services. If the Parties cannot agree on the auditor in charge of the audit, either Party may refer the issue to the Executive Committee and follow the escalation procedure set out in Article 8.5 of this Agreement.
The Parties will grant to the auditors a right of physical access (to be exercised once in a contractual year or as reasonably justified in writing) during the Parties’ working hours to:

-	the Parties’ sites used to deliver the Services;

-	any of the records to be retained;

-
any systems, equipment, software and data (including databases) used in or generated as a result of the provision of the Services or the performance of any other obligations under this Agreement (including systems, equipment, software or data (including databases) used in or generated as a result of the provision of security in relation to the Services); and

-	interview any personnel who are or have been involved in connection with the provision of the Services or the performance of any other obligations under this Agreement.
Subject to any applicable Regulatory Requirements, the Parties shall make available to the auditors and, if relevant, the Competent Public Authority, all relevant documents as may be necessary to carry out the audit. For the avoidance of doubt, no commercially sensitive information relating to one Party or one of its Affiliates shall be provided or otherwise made available to the other Parties, either orally or in writing, in the course of the audit.
The Parties shall provide all reasonable assistance to all persons conducting an audit under this Article 8.5. The Parties shall ensure that, during the performance of any audit conducted under this Article 8.5, the auditors comply with the Parties’ health and safety and security requirements, and any other standard policies and procedures of the Parties applicable to the sites, information, systems, equipment, software, data accessed in connection with the performance of an audit.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 32

CONFIDENTIAL TREATMENT

All costs (including auditor’s fees) arising in connection with any audit shall be borne by the Party requesting the audit.
The auditors and the Parties shall use their best efforts to minimise any disruption to the operations of LCH.Clearnet SA and LCH Affiliates and to the performance of the Services caused by an audit.
Following the audit and in light of the conclusions and / or recommendations made by the auditors in their reports, the Parties may (i) request changes to any of the Bilateral Services, or (ii) suggest enhancements to the Clearing Services and, as a consequence, (iii) request amendments to any provisions of the Derivatives Service Level Annex or of this Agreement to take into account conclusions and / or recommendations made by the auditors.

9.	PROJECT DEVELOPMENT BY THE PARTIES

9.1
The Parties acknowledge that it is of key importance that each of them can bring or accommodate changes to their businesses (processed products, operating cycles and hours, working practices, IT infrastructure, processed volume, etc.) on a regular and timely basis. To this extent the Parties can propose new projects to the Euronext Derivatives Steering Committee. Once approved by the Euronext Derivatives Steering Committee, the Programme Steering Committee will track the status of existing Projects and manage any issues which may arise out of initiating or implementing a Project and take all relevant decision within the budget, scope and timeline approved by the Euronext Derivatives Steering Committee.

9.2
The Parties further agree that, based on information and proposals issued by the Programme Steering Committee, the Euronext Derivatives Steering Committee will initiate and make all decisions on material matters relating to all Projects contemplated by the Parties pursuant to the Derivative Service Level Annex.

9.3	Project budget planning process
The PPSI and its associated Project budget plan are used as a basis for the launch of Projects (e.g., to adjust Service Levels or implement new services regarding the Derivatives Clearing Infrastructure or IT systems interoperating with the Derivatives Clearing Infrastructure) and the monitoring of the portfolio of Projects.

(i).	PPSI and associated Project budget plan creation
For each accounting period, and in accordance with their respective internal budget processes for the upcoming accounting period, LCH.Clearnet SA and the Euronext Market Undertakings will work together to prepare a plan for product and service initiatives ("PPSI"), based notably on the outlook on regulatory developments, market trends and volume estimates, for discussion and approval by the Euronext Derivatives Steering Committee.
For each accounting period [***]. The Euronext Derivatives Steering Committee shall, prior to the beginning of the relevant accounting period, meet to discuss and approve the Project budget plan.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 33

CONFIDENTIAL TREATMENT

The Parties undertake to agree within the PPSI on the financing of any mandatory evolutions to be performed during the year to take into account any regulatory changes.
The final costs and the details of the implementation of such changes will be decided by the Euronext Derivatives Steering Committee in accordance with the provisions set out in the Derivatives Service Level Annex.
Based on the PPSI, the Euronext Derivatives Steering Committee will discuss the potential impact of the PPSI on the Derivatives Clearing Infrastructure, IT systems interoperating with the Derivatives Clearing Infrastructure as well as resources and Euronext Product Development Resources who may be needed in light of the PPSI.

(ii).	Relevance of the Project budget plan for the PPSI
The Project budget plan for the PPSI shall not [***] unless otherwise agreed by the Parties pursuant to the provisions of the Derivatives Service Level Annex.
The Project budget plan for the PPSI shall be used to [***] for each accounting period.

(iii).	PPSI and associated Project budget plan supervision
The Euronext Derivatives Steering Committee will meet [***] to amend if necessary the PPSI and the associated Project budget plan. [***], the Programme Steering Committee will report to the Euronext Derivatives Steering Committee (i) on implementation of the relevant Project plans, and (ii) their status with respect to the PPSI. Updates and information regarding the progress, budget, scope, risk and issues of the Projects are reported by the relevant project manager to the Programme Steering Committee pursuant to the provisions of the Derivatives Service Level Annex.

9.4	Projects developed by LCH Group
It is understood between the Parties that some initiatives will be developed independently by LCH.Clearnet SA and / or LCH.Clearnet Group Limited for inter alia the following purposes: (a) the fulfilment of Regulatory Requirements, (b) the provision of clearing services to other Trading Facilities and / or Clearing Members; and (c) the improvement of efficiency of processes and infrastructure. These initiatives may, where appropriate, be conducted without the involvement of the Euronext Market Undertakings, but LCH Group will give prior information to the Programme Steering Committee and the Euronext Derivatives Steering Committee respectively, about such initiatives in a timely manner before the launch of such initiatives, especially where common interfaces are impacted.
If, in the opinion of the Euronext Derivatives Steering Committee, such initiatives would have a demonstrably material impact on the Clearing Members or the Euronext Market Undertakings, [***].

9.5	Euronext Projects
The Euronext Market Undertakings may, separately or in common, submit a request to the Programme Steering Committee for consideration by the Euronext Derivatives Steering Committee and inclusion in the PPSI. Based on this request the Parties will jointly determine and discuss (i) the opportunity of the development of such a Project, (ii) the contemplated costs and financing of such Project, (iii) the resources which should be dedicated by

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 34

CONFIDENTIAL TREATMENT

LCH.Clearnet SA and whether any Euronext Product Development Resources would be needed, and, when relevant, [***].
The Euronext Derivatives Steering Committee will discuss the opportunity to include the request into the PPSI and may trigger the initiation of a Project pursuant to the Derivatives Service Level Annex by requesting a high level feasibility study.
On the basis of the outcome of the High Feasibility Study, the Euronext Derivatives Steering Committee will decide on whether a Euronext Project will be launched and give its final decision in accordance with the Derivatives Service Level Annex.
The Euronext Derivatives Steering Committee may also decide that [***] associated with the Euronext Project [***] be subject to the condition that [***] in case of late delivery of the Project by LCH.Clearnet SA (for the sake of clarity, this sharing of costs shall not be considered as [***] between the Parties linked to the launch of a Euronext Project).
Following this decision, LCH.Clearnet SA will answer the request to initiate a Euronext Project [***] on the basis of the decision of the Euronext Derivatives Steering Committee and pursuant to the provisions set out in the Derivatives Service Level Annex with an outline business case which will include timescale, likelihood of Project going ahead, anticipated LCH.Clearnet SA resources required and anticipated costs and / or investment required, and Euronext Product Development Resources included in the Projects.
The Euronext Derivatives Steering Committee will take all decisions relating to communication with the Members on the Euronext Project and will decide on the process and its timeline in order for the Members to be able to understand and be part of it. The Euronext Market Undertakings will be responsible for the communication with Trading Members on the Euronext Project whilst LCH.Clearnet SA will implement the decisions taken by the Euronext Derivatives Steering Committee in order to inform and update the Clearing Members.
For each Euronext Project, any specific terms of engagement will be agreed by the Euronext Derivatives Steering Committee prior to the initiation of the Project. Such terms may include, among other things, confirmation of the rights in respect of intellectual property, [***].
It is understood between the Parties that [***] LCH.Clearnet SA’s costs associated with a Euronext Project and charged to the [***] and that such Euronext Project, at a later stage, benefits another Trading Facility, the Parties agree that they shall enter into any necessary arrangements so that such other Trading Facility [***] for the analysis and / or launch of the Project.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 35

CONFIDENTIAL TREATMENT

10.	SHARING OF INCOME
The Parties have agreed to conditions relating to fees and the sharing of the income arising from the Clearing Services which reflect LCH.Clearnet SA’s role in the supply of Clearing Services to the Members of both LCH.Clearnet SA and the Euronext Market Undertakings in order to facilitate those Members trading and Cleared Financial Instruments listed on the Euronext Markets.
For the purpose of this Agreement:

-
"Allocated Clearing Income" is defined as [***] accruing as a result of the supply of the Clearing Services [***] to Cleared Financial Instruments traded on the Euronext Markets. This income includes, but is not limited to, [***];

-	"Allocation Methodology" is defined as the agreed process for determining how Allocated Clearing Income should be attributed [***]. These are included in Annex 4 of this Agreement;

-	"Attributable Income" is defined as the sum of the Per Lot Clearing Income plus the Per Lot Trading Income multiplied by the Clearing Percentage;

-	"Clearing Income" is defined as the [***];

-	"Clearing Percentage" is defined [***]. For the avoidance of doubt, the application of the Clearing Percentage is [***];

-	"Clearing Services Delivery Fee" is defined as the sum of (a) the Fixed Delivery Fee and (b) the Variable Delivery Fee;

-	"Fixed Delivery Fee" is an annual fixed amount of [***];

-	"Notional Clearing Income" is defined as the Attributable Income plus the Allocated Clearing Income;

-
"Per Lot Clearing Income" is defined as [***] accruing as a result of the supply of the Clearing Services that are identifiable on a per lot or per Transaction basis, including, but not limited to [***];

-	"Per Lot Trading Income" is defined as [***] accruing as a result of the supply of Trading Services that are identifiable on a per lot or per Transaction basis, including, but not limited to, [***];

-
"Product Fee Type" is defined as any separately identified product or member type or combination of these or other features which give rise to a unique fee as quoted in LCH.Clearnet SA’s published Fees Derivatives Markets for NYSE Liffe Fee Schedule effective as of January 2, 2013. It is anticipated that the following will, for any specific period, be calculated as the aggregate of the specific Product Fee Type components:

◦	Per Lot Clearing Income;

◦	Allocated Clearing Income;

◦	Clearing Income;

◦	Clearing Percentage;

◦	Notional Clearing Income;

◦	Attributable Income; and

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 36

CONFIDENTIAL TREATMENT

◦	Per Lot Trading Income;

-	"Treasury Income" is defined as [***] with LCH.Clearnet SA by the Clearing Members; and

-	"Variable Delivery Fee" is an amount equal to [***] of the Notional Clearing Income.
Unless otherwise stated, all amounts above will be calculated exclusive of any Value Added Tax ("VAT"). Unless otherwise stated none of the above amounts will be subject to any annual indexation.
The terms above may be used to refer to annual periods, monthly periods or any other time periods as stated.

10.1	Invoicing

(i).	LCH.Clearnet SA will continue to compute, invoice and collect all fees receivable from Clearing Members [***].

(i).	The Euronext Market Undertakings’ will continue to compute, invoice and collect all fees receivable from their customers [***].

(ii).
The Parties will issue invoices to each other as appropriate on a [***] basis for the Clearing Services Delivery Fee, being their attributable portion of Clearing Income in accordance with the principles set out in Article 10.4 below and in accordance with the mechanism described in Article 10.4 and Annex 4 of this Agreement.

(iii).
The Parties shall always act in compliance with article 38 of EMIR and undertake to put in place procedures and arrangements so that the prices and fees associated with the Clearing Services are publicly available to the Clearing Members.

10.2	Sharing of Income

(i).	Income sharing will be computed on a [***] basis;

(ii).	Income sharing will be calculated as laid out in Annex 3 of this Agreement;

(iii).
All amounts due under the sharing of income arrangements will be computed in Euro and will be contracted by LCH.Clearnet SA on behalf of all of its Affiliates with Euronext Paris SA on behalf of all the Euronext Market Undertakings;

(iv).
For the 12-month period up to and including March 31, 2015, the Parties undertake that the value of the Notional Clearing Income to be used for the calculation set out in Annex 3 paragraph 10 will not be less than [***] Euro;

(v).
All amounts will be settled in accordance with the timetable outlined in Annex 5 of this Agreement. If any adjustments are required to computed amounts they will be processed as soon as possible in the next [***] computation cycle. Any amounts not settled in accordance with the schedules laid out in Annex 5 of this Agreement will, if they remain unpaid for [***] or more, [***]; and

(vi).
The Parties’ intention is that the Notional Clearing Income for a specific period should be based on income from clearing accruing according to generally accepted accounting principles over that period, [***].

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 37

CONFIDENTIAL TREATMENT

10.3	Clearing Percentage
Clearing Percentages to be applied to existing Cleared Financial Instruments will be determined [***] following the entry into force of this Agreement. The Parties will amend this Agreement to take into account these changes. Any new Cleared Financial Instrument which is introduced during the term of this Agreement will be subject to the same sharing of income arrangement as laid out in Article 10.2 above unless otherwise agreed between the Parties.
The Parties will determine the appropriate Clearing Percentage by reference to the most comparable existing Cleared Financial Instruments if relevant or as otherwise determined by the Euronext Derivatives Steering Committee.
The Parties recognise that the current ratio between Per Lot Clearing Income and Per Lot Trading Income in most [***]. The Clearing Percentage applied to these products for the [***] period up to March 31, 2015 will be as agreed according to the process described in detail between by the Parties within [***] following the entry into force of this Agreement. Thereafter from [***], the Clearing Percentage applied will be this as determined by the Parties for Attributable Income up to [***]. For any Attributable Income in excess of that amount a Clearing Percentage equal to [***].

10.4	Direct and Indirect Taxes

10.4.1
In implementing this arrangement the Parties undertake to arrange their affairs in the most tax efficient manner, taking into account LCH and the Euronext Market Undertakings’ direct and indirect taxation positions and in accordance with law and good accounting and fiscal practice in France. The Parties acknowledge that they do not expect any increase or decrease in indirect tax costs either individually or collectively to arise as a result of these arrangements.

10.4.2
For VAT purposes the Parties anticipate that LCH.Clearnet SA will act as an undisclosed agent for the provision of the global Clearing Services, acting in its own name to facilitate such provision. As such, it will act as a service provider key vis-à-vis Clearing Members to making available Clearing Services to the Euronext Market Undertakings’ Members in order to allow them to trade on the Euronext Markets. As such it is anticipated that LCH.Clearnet SA will continue to raise invoices to Clearing Members for the Clearing Services and receive invoices from Euronext Paris SA for the Clearing Income less the Clearing Services Delivery Fee.

10.4.3
In accordance with the mechanism laid out in Annex 3 of this Agreement, the Euronext Market Undertakings will invoice LCH.Clearnet SA for any amounts due under the income sharing arrangements laid out in this Agreement, with the exception of amounts due in respect of Treasury Income. These invoices will be subject to VAT at the normal rate.

10.4.4
This agreement is predicated on LCH and the Euronext Market Undertakings continuing to exercise their option to levy VAT pursuant to Article 260 B of the French Tax Code under the currently applicable indirect tax legislation. Should either Party cease to exercise this option without the explicit agreement of the others, then that Party will be responsible for [***].

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 38

CONFIDENTIAL TREATMENT

10.4.5
If the direct or indirect tax cost of this arrangement are, subject to Article 10.4.4 of this Agreement, inconsistent with the Parties’ expectations as laid out in Article 10.4.1 above, then they agree to negotiate in good faith to find an equitable method for sharing such impact.

10.5	Material Change to Nature or Scale of Operations
The Parties acknowledge that in the event of material changes to the nature and size of their commercial activities, they may wish to adjust the arrangements described in Article 10 of this Agreement. The Parties therefore undertake to negotiate in good faith to revise the calculations outlined in Article 10.2 above so as to adjust the Variable Delivery Fee in the event of either:

(i).	a [***] by more than [***] for a given year compared to [***]; and /or

(ii).	a [***] by more than [***] for a given year compared to the [***].

10.6	[***] Fees

10.6.1	The Parties have agreed that they wish to ensure the future effectiveness of the provision of the Clearing Services by [***].

10.6.2
The Euronext Market Undertakings will, within 10 days of the signature of this Agreement, pay an amount of [***] to LCH.Clearnet SA as an advance payment against the Euronext Market Undertakings’ contributions to these [***]. A further [***] will be paid on April 1, 2014. At any time and no later than March 31, 2015, LCH.Clearnet SA will issue formal invoices and appropriate back up information in respect of [***] subject to the conditions set out in paragraphs 10.6.3 to 10.6.6 of this Agreement. Should the total amount invoicable consistent with these conditions be less than [***] the difference between that amount and the [***] already received by LCH.Clearnet SA will be repayable immediately to the Euronext Market Undertakings. If the amount invoicable is greater than [***] then the difference between that amount and the [***] already received will be payable immediately to LCH.Clearnet SA.

10.6.3
The invoiced amount shall represent up [***] including irrecoverable VAT disbursed by LCH.Clearnet SA and / or one of its Affiliates, which has demonstrably flowed to a third party outside LCH Group or any successor group to which LCH.Clearnet SA may belong.

10.6.4
Appropriate disbursements per 10.6.3 may include [***] relevant to the provision of Clearing Services, such that the invoiced amount mentioned in paragraph 10.6.3 above may reasonably be expected to be [***] during the remaining term of this Agreement.

10.6.5	The cumulative amounts of such invoices should not exceed [***].

10.6.6	If any such invoices should include VAT which cannot be recovered by the Euronext Market Undertakings, the cumulative invoice-able amount shall be reduced accordingly.

11.	OBLIGATIONS OF THE PARTIES

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 39

CONFIDENTIAL TREATMENT

Notwithstanding any other provision of this Agreement, each Party acknowledges that the others are subject to recognition and / or regulation by Competent Public Authorities and agrees that, notwithstanding any provision to the contrary contained in this Agreement, it will use reasonable endeavours to take any action or refrain from taking any action as may be required by such Competent Public Authorities in order to comply with its obligations as a Market Operator or a Central Counterparty.

11.1	Obligations of LCH.Clearnet SA
It is understood between the Parties that LCH.Clearnet SA and members of the LCH Group provide clearing services to a wide range of Trading Facilities pursuant to LCH Group’s core principles of operating on a fair, reasonable, open access and non-discriminatory basis. [***]

LCH.Clearnet SA undertakes to act as Central Counterparty for Transactions on Cleared Financial Instruments negotiated on the Euronext Markets subject to Paragraph (vi) below and to comply with the provisions of its Clearing Rules and with Good Practice. In this context LCH.Clearnet SA shall notably act as follows:

(i).
following the matching and trade processing of Transactions on Cleared Financial Instruments in the Trading System, the Transactions will be registered in the Derivatives Clearing Infrastructure by LCH.Clearnet SA in the name of the relevant Clearing Members, and, when relevant, in the name of the relevant client of a Clearing Member. Upon such registration, the Transactions shall be immediately novated and replaced by two Transactions and be guaranteed by LCH.Clearnet SA in accordance with the Clearing Rules;

(ii).	LCH.Clearnet SA undertakes to establish all necessary technical links between the Clearing System, the Settlement System, the Trade Repositories and the Clearing Members;

(iii).	LCH.Clearnet SA undertakes to offer the appropriate level of [***] in compliance with applicable Regulatory Requirements;

(iv).
LCH.Clearnet SA undertakes to establish the necessary connections with the Trade Repositories and to report the Transactions on Cleared Financial Instruments to a Trade Repository, if relevant after novation, in compliance with applicable Regulatory Requirements;

(v).
LCH.Clearnet SA will have, at all times, sufficient resources and suitably competent staff allocated to the Services in order to perform high quality Services and to answer requests from the Euronext Market Undertakings in due time;

(vi).
LCH undertakes (a) to take all necessary measures for LCH.Clearnet SA to be adequately capitalized in due time in order for LCH.Clearnet SA to be approved by the Competent Public Authorities to perform the Services in compliance with the capital requirements of EMIR, and, more generally, (b) to be approved and to comply with all requirements of EMIR to perform the Services for the duration of this Agreement;

(vii).	[***];
(viii).LCH.Clearnet SA shall expand its infrastructure and arrangements with custodians and payment agents as required to support settlement pursuant to the requirements of the relevant Cleared Financial Instruments;

(ix).	[***];

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 40

CONFIDENTIAL TREATMENT

(x).
LCH.Clearnet SA’s Bilateral Services as defined in Article 4 of this Agreement must be performed with the required degree of Availability, Punctuality, Reliability, accuracy, quality, completeness, efficiency as described in the Derivatives Service Level Annex; and

(xi).
in the context of the implementation of EMIR, LCH shall be responsible for all work required in connection with obtaining any and all necessary regulatory approvals or waivers to be authorized, and remain authorized, as a Central Counterparty pursuant to EMIR and to provide the Clearing Services as an authorized Central Counterparty. The Euronext Market Undertakings will provide assistance and cooperate where necessary with LCH for such approval but they will not be principally responsible for any work in connection therewith. If the approval process of LCH.Clearnet SA under EMIR requires that any documents or information pertaining to the Services or this Agreement be transferred to any Competent Public Authority, LCH.Clearnet SA shall inform the Euronext Market Undertakings prior to sending these documents and information and the Euronext Market Undertakings will be provided with a reasonable opportunity to review these documents and provide their comments.

11.2	Obligations of the Euronext Market Undertakings
The Euronext Market Undertakings grant LCH.Clearnet SA with an access to the Data Point of Access, they shall send all Transaction Data to this Data Point of Access and ensure that the Transaction Data is rendered available to LCH.Clearnet SA at this Data Point of Access pursuant to the provisions set out in the Derivatives Service Level Annex. However, LCH.Clearnet SA shall, pursuant to a separate agreement, implement the necessary connectivity link between its own information system and Euronext Market Undertakings’ Data Point of Access in order to have access to the Transaction Data and provide the Services to the Euronext Markets in accordance with this Agreement. When a change to the technical links is rendered necessary following a change and / or evolution of LCH Group’s own technologies, LCH Group shall bear the costs of the necessary changes for the Euronext Market Undertakings unless otherwise agreed upon between the Parties.

The Transaction Data and other information created or originated by a Euronext Market Undertaking shall be provided [***]. Transaction Data or information created or originated by a third party shall be transferred under the conditions set out in Article 15.1 of this Agreement.

The Euronext Market Undertakings undertake to provide support to Trading Members in the context of the launch of Euronext Projects or of any new Projects launched by the Euronext Market Undertakings with LCH.Clearnet SA.

If and when the Euronext Market Undertakings become aware of any activity which must, under applicable Regulatory Requirements, be notified to the Competent Public Authority, they will, where relevant, inform LCH.Clearnet SA and they will work together to find appropriate solutions in accordance with Article 21 of this Agreement and pursuant to the Derivatives Service Level Annex.

12.	LIABILITY

12.1	Representations

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 41

CONFIDENTIAL TREATMENT

When entering into this Agreement, each Party represents and warrants, that the following statements are, as at the Commencement Date, true and accurate in all material respects:

(i).	that it is validly organised and that it conducts its business in compliance with all Regulatory Requirements, applicable laws, decrees, regulations and Corporate Documentation applicable to it;

(ii).	that the persons entering into this Agreement are duly authorised to do so;

(iii).	that it has the full authority and capacity to enter into this Agreement and that this Agreement has been duly authorised pursuant to all applicable Corporate Documentation;

(iv).
that the entry into and performance of this Agreement do not contravene any provision of any applicable Regulatory Requirements, laws, decrees, regulations, contracts entered into by any of the Parties, any Rules or Corporate Documentation applicable to it;

(v).
all necessary corporate approvals and all necessary authorisations of any Competent Public Authority, and any necessary regulatory or other filings (including self-certifications) have been duly and unconditionally obtained or made and are now in full force and effect in order for it to execute, deliver and implement this Agreement;

(vi).	that the information and documents it provides to the other Party are accurate, comprehensive and up to date;

(vii).	that all permits, licences and authorisations necessary for the execution and performance of this Agreement relating to it have been obtained and are in effect; and

(viii).
its obligations under this Agreement constitute its legal, valid, binding and enforceable obligations which are enforceable against such Party in accordance with all their respective terms, subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights.

12.2	Liability of the Parties
No Party shall incur any liability for any indirect, special or consequential loss or consequential damages of any kind. Pursuant to the limits set out in this Article, each Party shall be liable to the other Parties for any direct damage which they may incur as a result of [***] of this Agreement which causes a damage to the other Parties.
Compensable damages include the costs linked to migration of Open Positions to a successor Central Counterparty incurred by the Euronext Market Undertakings (when they are the Non-Affected Parties) or by LCH (when they are the Non-Affected Parties) following an early termination event when the other Parties are the Affected Parties.
In accordance with Article 23 of this Agreement, a Party shall not be liable to the other Parties for any loss due to a Force Majeure Event when the Affected Party has notified the other

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 42

CONFIDENTIAL TREATMENT

Parties of the occurrence of such event unless such damage could have been avoided or mitigated if the Affected Party had adequately [***] of this Agreement. [***] The Affected Party shall however indemnify the Non-Affected Parties for damages or indemnities that they would have to pay to third parties under the conditions set out in Article 23 of this Agreement.
The total aggregate liability of the Euronext Market Undertakings to LCH.Clearnet SA for all losses, damages and expenses of any kind arising out of or in any way connected to this Agreement [***].
LCH agrees to compensate the Euronext Market Undertakings for any damages they would have to pay to the Clearing Members or to any third party following an action brought by the Clearing Members or by any third party, arising out of or linked to the performance of the Services by LCH.
Notwithstanding [***], it is understood between the Parties that no outsourcing agreement or a partnership is intended to be put in place between the Parties in this Agreement.
The Parties acknowledge they have entered into this Agreement in reliance upon the limitations of liability and disclaimers of warranties and damages set out herein and that the same form an essential basis of the agreement between the Parties. The Parties agree that the limitations and exclusions of liability and disclaimers of warranties and conditions specified herein shall survive the termination of this Agreement.
The Parties agree that if there is a conflict between a Party’s obligations under EMIR or any applicable laws and regulations and its obligations under this Agreement, no Party shall be liable for breach of a provision of this Agreement that would require that Party to act, or to refrain from acting, in a way that is in breach of EMIR or of any applicable laws and Regulations.

13.	RISKS

13.1	Risk Committees
The general methodology for the calculation and setting of margin rates or levels for Cleared Financial Instruments traded on any of the Euronext Markets, together with the determination of the methodology for margining and the subsequent adaptation thereof shall be established by the Board of Directors of LCH.Clearnet SA on the basis of the recommendations of the Risk Committee.
Pursuant to Article 28 of EMIR, the Risk Committee advises the Board of Directors of LCH.Clearnet SA on all risk matters linked to the Clearing Services, it shall advise the Board of Directors of LCH.Clearnet SA on any arrangements that may impact the risk management of LCH.Clearnet SA, such as a significant change in its risk model, the default procedures, the criteria for accepting Clearing Members, the clearing of new Classes of Cleared Financial Instruments, or the issues relating to outsourcing of functions.
The Risk Committee will continue to include [***].

13.2	Risks linked to the Euronext Market’s Open Positions

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 43

CONFIDENTIAL TREATMENT

LCH.Clearnet SA shall ensure that the Euronext Markets are not exposed to any imported risks from other Trading Facilities. In order to monitor such risks linked to the clearing of the Euronext Markets and of other Trading Facilities on the same Financial Instruments, the Parties shall act as follows, subject to, and in compliance with, any Regulatory Requirements:

(i).	as from the Commencement Date, the Open Positions in all Cleared Financial Instruments cleared by LCH.Clearnet SA for any Euronext Market Undertakings [***];

(ii).
following any requests made by [***], LCH.Clearnet SA should not accept this request without the [***]. LCH.Clearnet SA will give notice of this request to the Euronext Market Undertakings and the latter [***] and may request from LCH.Clearnet SA any documents they may consider useful [***];

(iii).
where a Cleared Financial Instrument is traded both on a Euronext Market and on another Trading Facility and LCH.Clearnet SA performs clearing services for this other Trading Facility, or implements any form of clearing link or interoperability arrangement with the Central Counterparty of another Trading Facility, LCH.Clearnet SA [***] of Open Positions, cross margining, offsetting, in order to ensure that [***];

(iv).
in the absence of any written agreement between the Parties to the contrary, LCH.Clearnet SA shall not be entitled, directly or indirectly, [***] for the purposes of establishing or maintaining a default fund; and

(v).	with respect to Derivatives traded, captured or matched on the Euronext Markets and to the extent LCH.Clearnet SA provides clearing services [***].

It is understood between the Parties that they shall always act in compliance with the Regulatory Requirements applicable to them and therefore provide their services on a fair, open, non-discriminatory and transparent basis following any requests of any Trading Facility or Central Counterparty made to one of the Parties (notably on fees, membership criteria, service levels, provision of trade fees).

14.	TRANSPARENCY AND COMMUNICATION OF INFORMATION BETWEEN PARTIES

14.1
Each Party shall provide timely and appropriate support, assistance and resources to the other in response to specific requests relating to the Services. In this context, each of them shall promptly report and confirm in writing to the other any actual, perceived or anticipated problems or developments which have had or may have an adverse effect on the provision of any obligation of this Agreement.

In this context, it is understood by LCH and the Euronext Market Undertakings that they shall use their best efforts to answer the requests of the other Parties and to communicate any necessary information in due time.
It is understood between the Parties that they will cooperate in relation to the subject matter of this Agreement, by making available relevant information to the other Party or otherwise, with any Competent Public Authority having responsibility for any matter arising out of, or

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 44

CONFIDENTIAL TREATMENT

connected with, the Regulatory Requirements of any Member or Market Operator, or Central Counterparty in relation to any such matter, and with the other Parties (who shall in turn have the right to share such information with any Competent Public Authority with jurisdiction over them, provided that such action does not place the disclosing Party in breach of any obligation of confidentiality of which the other Parties are made aware).

14.2	A Party must consider the effect of any [***] on the ability of all Parties to perform their obligations under this Agreement. All Parties should give notice to the other Parties of [***].

14.3
If any of the Parties becomes aware of any problem in relation to any Transaction, any obvious unusual information received by the other Party which could reflect a technical problem, or any problems linked to the clearing or settlement process of any Transaction, an extraordinary or emergencies situation in the market (such as high volume, high volatility situations) or any other circumstances which are likely to give rise to such a problem, it shall immediately notify the other Party and the Parties will try to find a solution pursuant to the provisions of the Derivatives Service Level Annex.

14.4
Where a Default of a Member is declared, LCH.Clearnet SA, and the relevant Euronext Market Undertaking shall give (i) notice as soon as practicably possible to the other Parties, (ii) collaborate in order to implement, pursuant to the provisions of the default procedures, on the most appropriate approach, and, if needed, in accordance with the default procedures which form part of the Clearing Rules or the Exchange Rules (as applicable), (iii) cooperate generally, and in particular, if relevant, as to the porting of the positions to a new Clearing Member so as to minimise any adverse impact upon any of the Trading Members, LCH.Clearnet SA and the Euronext Market Undertakings.

14.5
Provided that one of the Parties becomes aware of any information relating to a dispute on any Cleared Financial Instrument that is or could be material to the other Party, it shall promptly notify the other Party, providing full particulars in question.

15.	DATA
The Parties acknowledge and agree that all data given by a Party to the other remains the property of the Party having given such data and undertake that they shall use such data only for the purposes of this Agreement and may not redistribute the Data to third parties without the consent of the other Parties unless required pursuant to any Regulatory Requirement or unless it is necessary to transfer these Data to the Clearing Members for the provision of Clearing Services. For the avoidance of doubt, each Party is entitled to use the data to comply with any applicable laws and regulations, including without limitation regulatory reporting and transparency requirements arising therefrom.
[***]

15.1	Transaction Data
LCH.Clearnet SA acknowledges and agrees that Transaction Data are the property of the Euronext Market Undertakings, and undertakes that it will use the Transaction Data only for the purposes of providing the Clearing Services and that it will not disclose any Transaction Data to any person without the Euronext Market Undertakings’ prior written approval except in accordance with Article 17 of this Agreement which, for the avoidance of doubt, shall apply to Transaction Data. The Euronext Market Undertakings grant LCH.Clearnet SA a [***] non-transferable licence to use and copy Data for the purposes of providing the Clearing

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 45

CONFIDENTIAL TREATMENT

Services unless, if relevant, in the future, such Data have been originated or created by third parties.
The Euronext Market Undertakings hereby permit LCH.Clearnet SA during the term of this Agreement to use the Transaction Data for the purposes of:

-
performing its obligations linked to Clearing Services in respect of Transactions under the Clearing Rules (including providing to any Clearing Member any information or details regarding any Transaction to which that Clearing Member is a Party and transmitting such details to third parties during the course of performing its obligations in accordance with the Clearing Rules);

-	calculating Margins obligations and reporting to Clearing Members of the information relied upon in calculating such Margin obligations or otherwise for risk management purposes; and

-	complying with requests from a Competent Public Authority or Court of competent jurisdiction or for the purposes of commencing, or defending, any arbitration or Court proceedings.
Each Party shall indemnify the other Party against any claims raised by third parties in respect of any infringement of third party intellectual property rights, subject to the fact that the Party against whom any proceedings are brought has promptly notified the other Party in writing of the notice of the claim, proceedings for infringement or the announcement of such proceedings. The Party against whom any proceedings are brought provides the other Party with all information, documents, and reasonable assistance related to such claims.

15.2	Corporate Action Data
For all matters linked to Corporate Action Data and for the duration of this Agreement, LCH.Clearnet SA shall receive the information directly from the Euronext Market Undertakings. LCH.Clearnet SA shall follow the Corporate Actions published by the Euronext Market Undertakings.
In the event of a discrepancy between the information published by the Euronext Market Undertaking or by any third party, LCH.Clearnet SA shall follow the information published by the Euronext Market Undertakings and, where necessary, the Euronext Market Undertakings shall discuss with LCH.Clearnet SA and, where relevant, with the Settlement Systems to solve the issue in the most efficient manner in order to prevent any undue disruption of the Services.
For all matters linked to Corporate Actions, the Parties commit to cooperate on a best effort basis in accordance with good industry practice to:

-	manage, where possible, such Corporate Actions and related exceptions to reduce market impacts; and

-	coordinate answers further to potential Clearing Member’s claims or queries resulting from the application of a non-standardised process to a Corporate Action; and

-	coordinate on any exceptions or general changes in the processing of Corporate Actions.

15.3	Storage of data

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 46

CONFIDENTIAL TREATMENT

Each Party shall store data (including Transaction Data and Referential Data) in a manner and for the length of time required by applicable Regulatory Requirements. Each Party shall keep the other Parties informed of the obligations on each part in this respect.
In respect of any Cleared Financial Instrument, each Party undertakes to record the relevant information linked to a Cleared Financial Instrument so as to enable the other Parties to establish a full audit trail of all such Cleared Financial Instruments, including details of each Cleared Financial Instruments, the date and time it was entered into, the date and time it was cleared and details of persons who initially submitted each such Cleared Financial Instruments for registration by that Party.
The Parties undertake to respond to any request from any other Party for information of the type referred to in this Article where it is reasonably satisfied that the request is made for prudential or regulatory reasons (and not, for the avoidance of doubt, to assist with the provision of any services to a competing market infrastructure of a Euronext Market Undertaking); provided that such Party may not use the information provided for any other purpose.
Any records which are required to be maintained under this Article must be in computerised or other electronic form, and shall be maintained for a period of at least ten (10) years or such other longer period as may be required by Applicable Laws or otherwise as the Parties may agree.

16.	TERM AND TERMINATION PROCEDURE
Following an Early Termination Event pursuant to the provisions set out in Article 16.2 of this Agreement or an extension of the duration of this Agreement pursuant to the provisions set out in Article 16.4 of this Agreement, the termination of this Agreement as between LCH.Clearnet SA and any single Euronext Market Undertaking shall not be equivalent to the termination of this Agreement with all the Euronext Market Undertakings.

16.1	Initial Termination Date
This Agreement shall terminate on December 31, 2018 if one of the Parties serves a notice of termination to the others confirming the termination by registered letter with acknowledgment of receipt no later than twelve (12) months before the Initial Termination Date and unless this Agreement is terminated earlier following an Early Termination Event or if the duration is extended pursuant to the provisions set out in Article 16.4 of this Agreement.

16.2	Early Termination Events
The occurrence with respect to one of the Parties of any of the following events shall constitute an Early Termination Event:

(i).
a failure by LCH or the Euronext Market Undertakings to perform any [***], which failure remains unremedied for [***], unless otherwise agreed, following the receipt of a written notice specifying such material breach by one of the other Parties. If LCH fails to perform, LCH will be the "Affected Parties" and the Euronext Market Undertakings will be the "Non-Affected Parties" and if the Euronext Market Undertakings fail to perform, the Euronext Market Undertakings will be the "Affected Parties" and LCH will be the "Non-Affected Parties";

(ii).
any change of control of [***] or any material part of the assets of the activities of [***]. For the purpose of this Paragraph (ii) the notion of "control" is to be construed in accordance with the provisions of Article L.233-3 of the French Commercial Code (Code

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 47

CONFIDENTIAL TREATMENT

de Commerce). For the sake of clarity, [***]. In this case, LCH will be the "Affected Parties" and the Euronext Market Undertakings will be the "Non-Affected Parties";

(iii).
any change of control of [***] where control is acquired by a competing market infrastructure. For the purpose of this Paragraph (iii) the notion of "control" is to be construed in accordance with the provisions of Article L.233-3 of the French Commercial Code (Code de Commerce). In this case, LCH will be the "Affected Parties" and the Euronext Market Undertakings will be the "Non-Affected Parties";

(iv).
any change of control of [***]. For the purpose of this Paragraph (iv) the notion of "control" is to be construed in accordance with the provisions of Article L.233-3 of the French Commercial Code (Code de Commerce). In this case, all Parties will be "Non-Affected Parties";

(v).
the commencement of a prevention procedure or treatment of businesses’ difficulties proceedings governed by French law, or any equivalent procedure governed by foreign law with respect to a Party (the "Affected Party"), including (a) commencement of a composition procedure, (b) commencement of a safeguard procedure, (c) appointment of a receiver, administrative receiver or administrator, by the Competent Public Authority or the Courts, (d) commencement of a reorganisation procedure, (e) commencement of a Court-ordered winding-up procedure or any equivalent procedure to those referred to in (a) to (e). All other Parties will be "Non-Affected Parties";

(vi).
any decision falling within the Steering Committee Category A Matters or within the Steering Committee Category B Matters taken by LCH.Clearnet SA which [***]. LCH will be the "Affected Parties" and the Euronext Market Undertakings will be the "Non-Affected Parties";

(vii).
any regulatory change or a Competent Public Authority’s written decision (i) makes it impossible or contrary to law for the Euronext Market Undertakings to continue using the Services and / or for LCH.Clearnet SA to continue providing the Services. LCH and the Euronext Market Undertakings will be the "Non-Affected Parties";

(viii).LCH.Clearnet SA is forced to perform LCH.Clearnet SA’s winding down plan over the timeframe determined by Competent Public Authorities pursuant to Article 16, Paragraph 3, of EMIR. LCH will be the "Affected Parties" and the Euronext Market Undertakings will be the "Non-Affected Parties";

(ix).
following a Default of a Clearing Member, LCH.Clearnet SA is forced, after informing the Euronext Market Undertakings in due time, pursuant to its resolution plan and default procedure implementing EMIR in the Clearing Rules and in coordination with Competent Public Authorities, to perform the service closure of the Services following the exhaustion of all resources of the relevant default waterfall (i.e. individual margins to the defaulting Clearing Member, individual contribution of the defaulting Clearing Member to the default fund, dedicated own resources of LCH.Clearnet SA for the Services, contribution to the default fund of non-defaulting Clearing Members, default fund replenishments) and in the absence of any decision by the shareholders of LCH.Clearnet SA to contribute additional capital to LCH.Clearnet SA. LCH will be the "Affected Parties" and the Euronext Market Undertakings will be the "Non-Affected Parties";

(x).
the Parties do not agree on revised commercial terms within [***] following (a) the date of notification of a substantial regulatory change or Competent Public Authority’s written decision which materially impacts the financial balance of this Agreement (e.g. a material increase of [***]% or more of the regulatory capital requirements), or (b) the date on which the discussions to modify the compensation and financial arrangements described in Article 10.2 of this Agreement started pursuant to Article 10.5 of this Agreement. LCH and the Euronext Market Undertakings will be the "Non-Affected Parties"; and

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 48

CONFIDENTIAL TREATMENT

(xi).
for LCH.Clearnet SA only, the failure to perform any clearing services with respect to the other Parties or [***] under another clearing services agreement, LCH will be the "Affected Parties" and the Euronext Market Undertakings will be the only "Non-Affected Parties".

Any Euronext Market Undertaking individually shall, at any time, be entitled to terminate its participation in this Agreement upon not less than 12 months prior written notice to LCH. Notwithstanding the foregoing, such individual termination will not trigger the termination of this Agreement.
For the Early Termination Event (ix) only, following the occurrence of the Early Termination Event (ix) and the receipt by the Euronext Market Undertakings of a notice sent by LCH and informing the Euronext Market Undertakings of the occurrence of such service closure, the Parties Entitled to Terminate (as defined in Article 16.3 of this Agreement) will have the right to terminate only after the following process is implemented:

(i).	(a) the obligations of LCH to perform the Services shall be suspended, and

(b)	the Euronext Market Undertakings shall no longer be entitled to send Transactions in Derivatives to LCH.Clearnet SA, until the end of this service closure period (LCH shall inform the Euronext Market Undertakings as soon as possible following the end of this service closure); and

(ii).
LCH shall use its best efforts to mitigate the negative impact of this service closure for the Euronext Market Undertakings, the Clearing Members and the Trading Members and inform the Euronext Market Undertakings of any evolutions in the situation linked to the service closure;

(iii).
in addition to the suspension mentioned in Paragraph (i), some of the obligations of the Parties set out in this Agreement may be suspended, only to the extent the suspension of these obligations is necessary following this service closure. As soon as possible following the receipt by the Euronext Market Undertakings of this notice, the Euronext Derivatives Steering Committee shall meet to decide the scope of the obligations which shall be suspended; and

(iv).
the Parties will meet to discuss (a) the adjustments which are necessary to the amount of Clearing Services Delivery Fee to take into account this service closure, and (b) the changes to this Agreement which may be necessary, in the future and only if some changes are necessary, in order for LCH, following the end of this service closure, to resume the performance of the Services. Following these discussions and if the Parties reach an agreement on any changes rendered necessary to take into account the consequences of the service closure or, in any event, as soon as reasonably possible following the end of this service closure: (a) the suspension of the obligations set out in this Agreement will end, and (b) LCH.Clearnet SA will resume the performance of the Services pursuant, if relevant, to the amended terms and conditions agreed upon between the Parties.

16.3	Effects of an early termination
Upon the occurrence of an Early Termination Event, the Parties Entitled to Terminate will have the right to terminate this Agreement by serving written notice to the Affected Party or Affected Parties or, when relevant, to the other Parties. For the sake of clarity, it is understood that, in any case, a Party cannot give a notice of Early Termination Event if the Affected Party is an Affiliate of the Parties Entitled to Terminate.
The notice of termination shall specify the applicable Early Termination Event and request the termination of this Agreement pursuant to the termination procedure set out in Article 16.5 of this Agreement and the early termination date (which shall be no later than 12 months following the Early Termination Event).

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 49

CONFIDENTIAL TREATMENT

An Affected Party will on demand indemnify and hold harmless the other Parties for and against all reasonable out-of-pocket money expenses, including legal fees, execution fees and stamp tax incurred by such Parties by reason of the enforcement and protection of its rights under this Agreement or by reason of the early termination of this Agreement.
The rights and obligations of the Euronext Market Undertakings pertaining to (i) the governance of LCH.Clearnet SA (pursuant to Article 5 of this Agreement), (ii) their representations within the Risk Committee, shall remain valid and binding between the Parties as long as one of the Euronext Clearing Agreements remains in force between the Parties.
Where the "Parties Entitled to Terminate" are:

-	upon the occurrence of the Early Termination Events (i) to (iv), (vi) and (vii), (x) and (xi) listed above, the Non Affected Party or Non-Affected Parties (as defined above); and

-
upon the occurrence of the Early Termination Events (v), (viii) or (ix) listed above, all Parties subject, for the Early Termination Event  (ix) only, to the prior implementation of the process described in the last Paragraphs of Article 16.2 of this Agremeent.

16.4	Extension of the duration of this Agreement
At the end of the initial term (on the Initial Termination Date), unless a Party serves a confirmation notice of the termination no later than [***] by registered letter with acknowledgment of receipt to the other Parties, this Agreement shall be subject to an automatic renewal.
Following this extension, this Agreement shall remain in force unless and until this Agreement is terminated by any Party serving notice of termination to the other Parties by registered letter with acknowledgment of receipt, provided that such notice of termination must be served no later than [***] unless this Agreement is terminated earlier pursuant to Article 16.1 of this Agreement.
The termination of this Agreement shall not release any of the Parties from any other liability that has accrued at the time of termination and does not affect in any way the survival of any other right, duty or obligation of the Parties, which is expressly stated elsewhere in this Agreement to survive termination.

16.5	Procedure following termination
The Parties shall cooperate in good faith and in their common interests to meet the deadline of the termination date, or, if the termination occurs following an early termination pursuant to Article 16.1 or Article 23 of this Agreement, of the Early Termination Date and to organise the most efficient and secure transfer of the Open Positions and / or the settlement of the Open Positions on the termination date or, if the termination occurs following an early termination pursuant to Article 16.1 of this Agreement, as soon as possible following the Early Termination Date (a delay which shall not be greater than [***] unless otherwise agreed between the Parties).
The Parties acknowledge and agree that, in the event that despite their cooperation and their will to meet the termination date, it is not possible or it is unlikely to be possible, for any reason, to settle the Open Positions or to transfer all such Open Positions to the successor Central Counterparty before the termination date, the Euronext Market Undertakings may request that the duration of this Agreement be further extended in respect of such remaining Open Positions for a minimum period of [***] with a minimum advance notice period of [***], to organize the settlement of the Open Positions or the migration of such Open Positions under the same conditions and pursuant to the same terms (the "Additional Extension Period").
[***]
During such period, the Parties commit and agree to use their reasonable endeavours:

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 50

CONFIDENTIAL TREATMENT

- to cooperate in good faith and in their common interests to establish an exit plan with a timetable for the transfer and / or settlement of the Open Positions in order to meet the termination date or to proceed as soon as possible following the termination date or the early termination date;
- to ensure an orderly, efficient and safe transfer of the open positions to the successor Central Counterparty designated by the Euronext Market Undertakings in respect of each Class of Cleared Financial Instruments;
- to avoid any disruption of Services in respect of any such Cleared Financial Instruments for the Euronext Market Undertakings and all Members;
- if relevant, to exchange any existing and available documentation and information that is deemed necessary by each Party, acting in a reasonable manner, for the purposes of enabling the successor Central Counterparty to take over the clearing of the Financial Instruments, provided that LCH.Clearnet SA may license intellectual property, know-how and information to the Euronext Market Undertakings or the successor Central Counterparty, on terms to be agreed between the Parties where such intellectual property, know-how or system information is owned by LCH.Clearnet SA;
- to appoint and dedicate to the above objectives a number of officers and personnel (either internal or external to each Party) that are, in the reasonable opinion of LCH and the Euronext Market Undertakings, necessary to handle the tasks identified and to ensure a mutually satisfactory migration to the successor Central Counterparty and / or the settlement of the Open Positions; and
- to cooperate to provide Members with all the necessary information on the migration and / or settlement processes, its timeline, the collateral management, the risk policies of the respective Central Counterparties in order for them to be able to give their consents to such transfer.

(i).	Migration management plan
In the event of a transfer of the Open Positions to a successor Central Counterparty, LCH.Clearnet SA will work on a migration plan [***] before the beginning of the migration and will dedicate the necessary resources with the accurate functional and technical skills to assist the Euronext Market Undertakings to assess its needs to complete, in due time and on the Termination Date, the transfer of the clearing activities associated with Cleared Financial Instruments and the Open Interests and to work with the Euronext Market Undertakings on the development of a plan containing the various elements listed at the end of this Paragraph.
At the end of this period, the Euronext Market Undertakings shall send to LCH.Clearnet SA a request for quote with the assistance services to be provided, the timetable, the priorities and the resources identified by the Parties and the migration management plan elaborated by the Parties during this period.
LCH.Clearnet SA undertakes to provide an answer within two weeks from the receipt of the Euronext Market Undertakings’ written request for proposal. In the answer, LCH.Clearnet SA will provide its approval and / or comments on the migration management plan and a total amount for the migration project costs (which shall include a capped amount for legal costs) for implementing such migration management plan.
Within a two-week period from the receipt of the answer from LCH.Clearnet SA, the Parties will further discuss, if necessary, the content of the migration management plan and the total amount for the migration project costs. As soon as the Euronext Market Undertakings give their consent to the final version of the migration management plan

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 51

CONFIDENTIAL TREATMENT

and to the migration project costs (which should be a capped amount), the migration management plan will be shared with Clearing Members and other stakeholders as early as possible.

(ii).	Payment of costs linked to migration
LCH and the Euronext Market Undertakings agree that they are responsible for their own costs incurred by them for the transfer and / or settlement of the Open Positions, including any expenses in relation to the negotiation, preparation, execution and implementation of such transfer and / or settlement and any costs linked to additional resources necessary for the transfer and / or settlement.
Notwithstanding any provisions to the contrary in this Agreement, all obligations under this Agreement shall continue in full force and effect until the later of the Termination Date and the completion of the migration to the successor Central Counterparty following, when relevant, an additional extension period.

17.	CONFIDENTIALITY

17.1	Each of the Parties shall, both during and after the termination of this Agreement for a duration of three years:

-
keep confidential all Confidential Information which has been disclosed to it by or on behalf of the other Party and not disclose any Confidential Information to, or discuss it with, any third party without the consent of the other Parties;

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 52

CONFIDENTIAL TREATMENT

-	procure that its officers, employees and representatives keep secret and treat as confidential all such Confidential Information; and

-
not transfer any Confidential Information to any competing Trading Facility (including LSE) notwithstanding the role of the latter as shareholder or member of the Board(s) of Directors of LCH and, if relevant, ICE notwithstanding the role of the latter as shareholder or member of the Board(s) of Directors of the Euronext Market Undertakings) except for financial information exclusively where required to comply with their corporate reporting obligations or as required by applicable laws or regulations.

17.2	Confidentiality undertakings will not apply to information:

-
provided to such Parties’ employees and advisers whom the disclosing Party reasonably believes needs to receive Confidential Information to enable it to evaluate this Agreement and to implement this Agreement but, as mentioned above, each Party shall procure that its officers, employees and representatives keep secret and treat as confidential all such documentation and information;

-
if communication or filing is required by any applicable law or by any Competent Public Authority (the other Party to be notified of such disclosure), this includes, if relevant, the filing of this Agreement with the United States Securities and Exchange Commission;

-
if required pursuant to the LSE Relationship Agreement to get the approval of LSE before the execution of this Agreement in the context of the acquisition of LCH.Clearnet Group Limited’s shares by LSE. Only the necessary information contained in this Agreement may, under conditions to be determined between the Parties and in compliance with any Regulatory Requirements, be communicated to LSE or its advisers and the Euronext Market Undertakings shall review the list of persons to whom the documents are to be transferred and the documents themselves;

-
if needed (i) in the context of the potential acquisition of NYSE Euronext, Inc.’s shares by Intercontinentalexchange, Inc. ("ICE"), or, (ii) if and when relevant, following such acquisition of NYSE Euronext, Inc.’s shares by ICE to a limited number of employees of ICE and to the legal advisers of ICE to enable the Euronext Market Undertakings to comply with their contractual obligations and to obtain the necessary assurance from ICE to enter into this Agreement, the Derivatives Service Level Annex and to implement this Agreement. Only the necessary information contained in the draft Agreement or in this Agreement may, under conditions to be determined between the Parties and in compliance with any applicable laws and regulations, be communicated to ICE or its advisers;

-	required to be disclosed to any applicable tax authority to the extent reasonably required to assist the settlement of the disclosing Party’s tax affairs; and

-
when the information was made available to the recipient Party by a third party who is entitled to divulge such information and who is not under any obligation of confidentiality or when the information is generally available to the public.

17.3
The Parties acknowledge and agree that the other Parties will be harmed by a breach of this confidentiality and that improper use and / or disclosure of any Confidential Information may give rise to breach of civil and / or criminal laws and regulations.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 53

CONFIDENTIAL TREATMENT

17.4
Where LCH.Clearnet SA or another member of LCH Group admits a Clearing Member for the clearing of transactions executed on non-Euronext Markets, LCH.Clearnet SA and / or LCH.Clearnet Group Limited shall ensure a clear separation of records so as not to allow such member to receive information or Data concerning the Euronext Markets.

17.5
Each Party (i) acknowledges that the Confidential Information may constitute price sensitive information and that improper use and / or disclosure of any Confidential Information may give rise to breach of civil and / or criminal laws and regulations, and (ii) agrees not to disclose or use the Confidential Information in any such improper manner.

18.	ASSIGNMENT AND DELEGATION
No Party shall take any actions or measures to assign, transfer, charge or otherwise deal with all or any of its rights and / or obligations under or pursuant to this Agreement or delegate the performance of any of its obligations under or pursuant to this Agreement without the prior written approval of the other Parties. Such approval may not be unreasonably withheld or delayed.
If LCH.Clearnet SA proposes to delegate or sub‑contract the performance of any of the Services pursuant to this Agreement (and save that this shall not restrict the ability of the Parties to appoint consultants and other advisors generally in the ordinary course of business), it shall consult with the Euronext Derivatives Steering Committee before doing so and may not do so without the prior written consent of Euronext Derivatives Steering Committee. Where consented to, LCH.Clearnet SA shall remain liable for the acts or omissions of such person, even if this person is an LCH Affiliate, as if they were LCH.Clearnet SA’s own acts or omissions, and such person must enter into a confidentiality agreement for the benefit of each of the other Parties.

19.	NOTICES
Save where expressly provided to the contrary under this Agreement, any notice to be given by one Party to the other under this Agreement shall be given in writing and signed by or on behalf of the Party giving it and shall be served by delivering it by hand, or sending it by pre-paid recorded delivery, special delivery or registered post (airmail if overseas) to the address or sent by facsimile to the number set out in the Derivatives Service Level Annex of this Agreement and in each case marked for the attention of the relevant Party (or as otherwise notified from time to time in accordance with the provisions of this Article 19).
Any notice so served by hand, post or facsimile shall be deemed to have been duly given:

-	in the case of delivery by hand, when delivered;

-
in the case of prepaid recorded delivery, special delivery or registered post, at 10 a.m. on the second Business Day, or in the case of airmail the fourth Business Day following the date of posting; and

-	in the case of facsimile, at the time of transmission.

20.	AMENDMENT

20.1	Amendments to this Agreement
No amendment to this Agreement shall be valid unless it is in writing and signed by or on behalf of all the Parties.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 54

CONFIDENTIAL TREATMENT

Notwithstanding the above, each Party may request a change to any of the Annexes or the Derivatives Service Level Annex through the Relationship Manager. The latter will prepare a new Annex and submit the new version of the Annex to the Euronext Derivatives Steering Committee for approval. The Euronext Derivatives Steering Committee is empowered, without the signature of a formal amendment, to decide to approve this modification of the Annex and the Parties agree to be bound by the decision of the Euronext Derivatives Steering Committee, which shall be previously and unanimously validated and must be evidenced in a written document signed by all members of the Euronext Derivatives Steering Committee (such document shall contain the content of the new Annex). Once approved by the Euronext Derivatives Steering Committee, the new Annex shall replace the previous one.
Unless expressly agreed, no amendment shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities.

20.2	Amendment to the Rules
Each Party may at any time amend its Rules, provided that each Party shall consult with the others in respect of any proposed amendment to any part of the Rules insofar as they are applicable to the performance of Services under this Agreement owed to the Euronext Market Undertaking or that they may have an impact on the provision of the Services by LCH.Clearnet SA.
Each Party agrees that it will not knowingly maintain or introduce any requirement binding on its Members which is reasonably likely to have a material adverse effect on the ability of any of the other Parties properly and fully to comply with their obligations under this Agreement, unless such amendment is required by the Party’s Competent Public Authority or to fulfil legal or taxation requirements.
If a Party becomes aware that any part of its Rules (Market Rules or Clearing Rules) or procedures is materially inconsistent with any provision of the other Parties’ documentation, it shall notify the other Party and the Parties shall cooperate to make the necessary amendments to remove the inconsistencies.
It is understood between the Parties that each Party may make the changes which are necessary if required to do so to comply with any Regulatory Requirement or any valid requirement of any Competent Public Authority with jurisdiction over it or authority to regulate its business activities.

21.	COMPLIANCE WITH REGULATORY REQUIREMENTS

(i).	In the context of the implementation of EMIR:

-
LCH.Clearnet SA shall be responsible for all work required in connection with obtaining any and all necessary regulatory approvals or waivers to be authorized as a Central Counterparty pursuant to EMIR and to provide the Services as an authorized Central Counterparty;

-
the Euronext Market Undertakings will provide assistance and cooperate where necessary with LCH for such approval but the Euronext Market Undertakings will not be responsible for any work in connection therewith; and

-
if the approval process of LCH.Clearnet SA under EMIR requires that any documents or information pertaining to the Services or this Agreement be transferred to any Competent Public Authority, LCH.Clearnet SA shall inform the Euronext Market Undertakings prior to sending these documents and information and the Euronext

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 55

CONFIDENTIAL TREATMENT

Market Undertakings will be provided with a reasonable opportunity to review these documents and provide their comments.

(ii).
If and to the extent that LCH.Clearnet SA’s application for authorisation under EMIR includes a description of the Services, LCH.Clearnet SA shall, prior to submitting that application to ESMA or to any other Competent Public Authority:

-
provide the Euronext Market Undertakings with a reasonable opportunity to review the description of the Services and any matters directly related to the Services in that application. That opportunity shall include allowing the Euronext Market Undertakings a period of at least [***] to review that description. For the sake of clarity, this [***] period for the review will only apply for the review of the description in the application initially submitted to the Competent Public Authorities but shall not apply during the application process following any question asked and / or clarification requested by a Competent Public Authority;

-	reflect in the application any reasonable comments that the Euronext Market Undertakings make on that description; and

-
where LCH.Clearnet SA’s application for authorisation under EMIR does not include a description of the Services, LCH.Clearnet SA shall give reasonable advance notice to the Euronext Market Undertakings of the same and advise the Euronext Market Undertakings as to when such a description may be provided in the context of LCH.Clearnet SA’s authorisation under EMIR.

(iii).
Each Party agrees that (i) it shall promptly answer in good faith any request from any Competent Public Authority which relates to the Services upon request by any other Party, and (ii) it will use its reasonable endeavours to take any action or refrain from taking any action as required by any Competent Public Authority.

In the event of any new law or regulation, or a change in the interpretation of any existing laws or regulations, which would render any of the provisions of this Agreement illegal, in whole or in part, such provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement unless such provision is material. The Parties agree to meet within a reasonable time to discuss any necessary amendments to this Agreement resulting from such developments so as to render such provision legal.
The Parties agree that if there is a conflict between a Party’s obligations under EMIR and / or any applicable laws and regulations and its obligations under this Agreement, such Party shall not be held liable for breaching any provision of this Agreement as a result of complying with its obligations under any Regulatory Requirement.

22.	CHANGE IN LAW
Each Party agrees that (i) it shall promptly answer in good faith any requests from any Competent Public Authority which relate to the Services upon request by any other Party, (ii) it will use its reasonable endeavours to take any action or refrain from taking any action as required by any Competent Public Authority.
The Parties agree that in the hypothesis where a new law or regulation would be enacted, or the interpretation of any existing laws or regulations would change, which would render any of the provisions of this Agreement illegal, in whole or in part, then such provision shall (as far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement unless this provision is of a

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 56

CONFIDENTIAL TREATMENT

material nature. The Parties agree to meet within thirty (30) Business Days in order to discuss any amendments to this Agreement which would be rendered necessary in order to take into account these evolutions and to render such provision legal.

23.	FORCE MAJEURE EVENT
If a Force Majeure Event occurs or is in danger of occurring, the Party affected by this Force Majeure Event (for the purpose of this Paragraph only, the "Affected Party") must promptly notify the other Parties (for the purpose of this Paragraph only, the "Non-Affected Parties") of the cause of the delay or non-performance and the likely duration of the delay or non-performance.
The Affected Party must use reasonable endeavours to limit the effect, delay, non-performance or detrimental consequences for the Non-Affected Parties resulting from these circumstances. Pursuant to the provisions of the Derivatives Service Level Annex, the Parties shall organise in order to be constantly ready to manage effectively the occurrence of any major, sudden and exceptional event affecting concurrently or separately either Party’s ability to conduct effectively its business functions or LCH.Clearnet SA’s ability to perform the Services.
Following the occurrence of a Force Majeure Event, the Parties shall meet as soon as possible in order to seek to resolve the issue to limit as much as possible the detrimental effects for the Non Affected Party.
No Party shall be liable to the other Parties for any delay or non-performance of its obligations under this Agreement arising from any Force Majeure Event when it has notified the other Party. The Affected Party shall however indemnify the Non-Affected Parties for damages or indemnities that they would have to pay to third parties as a consequence of delay or non-performance.
If performance is not resumed within thirty (30) days after the notice of the Force Majeure Event was sent, the Non Affected Party may terminate this Agreement immediately by written notice to the Affected Party.

24.	CONFLICTS OF INTERESTS
The members of the Boards of Directors of LCH.Clearnet SA and of LCH.Clearnet Group Limited and the members of the Risk Committee will be subject to relevant conflicts of interest provisions compliant with EMIR of either (i) the Articles of Association of LCH.Clearnet Group Limited or (ii) the Règlement Intérieur of LCH.Clearnet SA (see, for information only, the relevant conflict of interest provisions contained in the Articles of Association of LCH.Clearnet Group Limited as of the Commencement Date attached as Annex 6 of this Agreement; the same provisions are reflected in the Réglement Intérieur of LCH.Clearnet SA).
A conflict of interest policy on information barriers will be put in place by the Parties in compliance with Article 33 of EMIR to ensure that any sensitive information (including competitively sensitive information) is not communicated and in order to prevent conflict of interests in particular within the Euronext Derivatives Steering Committee.

25.	MISCELLANEOUS

25.1	Language
Unless it is required otherwise by any Regulatory Requirements or by any Competent Public Authority, all communications between the Parties including notices, emergency support contacts, documentation, reports and other written papers, or emails between the Parties are to be drafted in English unless otherwise agreed between the Parties or their employees.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 57

CONFIDENTIAL TREATMENT

25.2	Legal Relationship
Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the Parties nor shall anything in this Agreement constitute or be deemed to constitute any Party the agent of any of the other Parties for any purpose.

25.3	Entire agreement and compliance with the Annexes
This Agreement, including the Annexes hereto, sets out the entire agreement and understanding between the Parties in respect of the subject matter of this Agreement.
The Parties shall, in providing each of their obligations under this Agreement, comply with the terms of each Annex, which form part of this Agreement.
Each Party acknowledges that in entering into this Agreement it is not relying upon any pre-contractual statement, other than the Derivatives Heads of Terms, that is not set out in this Agreement. In relation to the subject-matter of this Agreement, except in case of fraud, no Party shall have any right of action against any other Party arising out of or in connection with any pre-contractual (draft, agreement, undertaking, representation warranty promise, assurance, statement, including the Derivatives Heads of Terms) except to the extent that it is repeated in this Agreement.

25.4	Severability
If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (as far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement unless this provision is of a material nature.
The Parties shall then use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

25.5	Filings
Each of the Parties will procure that any other registrations, filings and submissions, including, if necessary, the filing of this Agreement or of the Derivatives Service Level Annex, required under the laws of any jurisdiction are made to the extent that the provisions of such laws apply to each of them.
Each of the Parties will coordinate and cooperate with one another in providing such information and all reasonable assistance to each other as may be requested in connection with any such registrations, filings and submissions.

25.6	Waivers
No failure or delay by any Party in exercising any right or remedy provided by law or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

25.7	Governing Law
This Agreement and all non-contractual or other matters or obligations arising out of or in connection with it shall be governed by, and interpreted in accordance with, French law.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 58

CONFIDENTIAL TREATMENT

25.8	Jurisdiction
Any dispute arising from or connected with this Agreement, including a dispute regarding the existence, validity or termination of this Agreement, or the consequences of its nullity, will be submitted to the exclusive jurisdiction of the Paris Commercial Court.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 59

CONFIDENTIAL TREATMENT

Signed in [6] originals.

For the Parties within LCH Group

________________________ BANQUE CENTRALE DE COMPENSATION S.A. Signed by: Title: Date:	________________________ LCH.CLEARNET GROUP LIMITED Signed by: Title: Date:

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 60

CONFIDENTIAL TREATMENT

For the Euronext Market Undertakings.

________________________ EURONEXT BRUSSELS S.A. / N.V. Signed by: Title: Date:	(1)________________________ (2)________________________ EURONEXT AMSTERDAM N.V. Signed by (1): Signed by (2): Title (1): Title (2): Date:
________________________ EURONEXT PARIS S.A. Signed by: Title: Date:	________________________ EURONEXT LISBON – SOCIEDADE GESTORA DE MERCADOS REGULAMENTADOS S.A. Signed by: Title: Date:

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 61

CONFIDENTIAL TREATMENT

ANNEX 1 – EURONEXT MARKETS OPERATED BY THE EURONEXT MARKET UNDERTAKINGS AND CLASSES OF CLEARED FINANCIAL INSTRUMENTS

A. Classes of Cleared Financial Instruments
On the Commencement Date, the Classes of Cleared Financial Instruments are:
(a)    (x) Options (options);

(y) Futures (contrats à terme ferme); or

(z) any other types of Derivative Contracts (as defined in Article D.211-1 A of the French Monetary and Financial Code) within which Cleared Financial [***],

and

(b)	as long as [***];

and

(c)	as long as they [***].

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 62

CONFIDENTIAL TREATMENT

B. Underlyings and Financial Products

Paris
Equity and Equity Index Products
• CAC 40® Index Futures (10 euros)
• CAC 40® Index Options (PXA)
• CAC 40® Dividend Index Futures
• CAC 40® Index Mini Futures
• FTSEurofirst 80 Index Futures (Paris)
• FTSEurofirst 100 Index Futures (Paris)
• Equity Options (American-Style and European-Style Exercise)
• FTSE EPRA Europe Futures
• FTSE EPRA Euro Zone Futures
• Options on Trackers
Commodity Products
• Milling Wheat Futures
• Options on Milling Wheat Futures
• Rapeseed Futures
Amsterdam (Continued)
• AEX-Dividend Index Futures
Currency Products
• Euro / US dollar Futures (FED)
• Euro / US dollar Options (EDX)
• GBP/EUR Futures (FPE)
• GBP/EUR Options (PEX)
• GBP/USD Futures (FPD)
• GBP/USD Options (PDX)

Brussels
Equity and Equity Index Products
• Individual Equity Options
• BEL 20® Index Futures
• BEL 20® Index Options

Paris (Continued)
• Options on Rapeseed Futures
• Corn Futures
• Options on Corn Futures
• Malting Barley Futures
• Options on Malting Barley Futures
• Skimmed Milk Powder Futures

Amsterdam
Equity and Equity Index Products
• Individual Equity Options
• AEX-Index® Futures
• AEX-Index® Options
• AEX-Index® Weekly/Daily Options
• AMX-Index® Futures and Options
• AEX-Index® Mini Options
• AEX-Index Mini Futures
Lisbon
Equity and Equity Index Products
• Single Stock Futures
• PSI 20® Index Futures

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 63

CONFIDENTIAL TREATMENT

C. Euronext Markets
Each of the following Trading Facility operated by a Euronext Market Undertaking is a "Euronext Market" for the purposes of this Agreement:

Euronext Amsterdam	Amsterdam Derivatives Markets (Commodity options and futures) subject to a Project necessary for the reactivation of this Euronext Market by the Parties	XEUC
Euronext Amsterdam	Amsterdam Derivatives Markets (Equity and Index Derivatives)	XEUE
Euronext Amsterdam	Amsterdam Derivatives Markets (Interest Rate Futures and Options)	XEUI
Euronext Brussels	Euronext Brussels Derivatives Market	XBRD
Euronext Lisbon	Euronext Lisbon Derivatives Market	MFOX
Euronext Paris	MONEP	XMON
Euronext Paris	MATIF	XMAT
Cleared Financial Instruments of all above Euronext Markets not captured through the order-book but processed to LCH.Clearnet SA by the Euronext Market Undertakings.
Any other trading facility (a market, a multilateral trading facility, or a system or facility which is not a regulated market or facility which is operated by an investment firm or a market operator, in which multiple third-party buying and selling interests in Derivatives are able to interact in the system in a way that results in a contract) operated by the Euronext Market Undertakings on which Cleared Financial Instruments are traded or may become traded in the future as long as such Cleared Financial Instruments are already traded on another Euronext Market and to the extent that no Project is needed in order for LCH.Clearnet SA to provide Services to such Trading Facility.

For the sake of clarity, when a new Financial Instrument is listed and / or traded on a Euronext Market, [***] the purpose of Article 2 of this Agreement [***].

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 64

CONFIDENTIAL TREATMENT

ANNEX 2 – DESCRIPTION OF THE COMMITTEES

Several Committees are established to coordinate the collaboration between the Parties and to govern the Services. These Committees will consist of representatives of the Parties to this Agreement. The Parties shall ensure that their representatives have adequate decision-making authority.

Committee Structure

The Committees to be established include the Euronext Derivatives Steering Committee, the Operational Committee and the Programme Steering Committee. Moreover, pursuant to the provisions set out in Article 5.4 of this Agreement, an Executive Escalation Meeting may be convened when requested by one of the Parties.

Furthermore, LCH.Clearnet SA shall set up a Risk Committee with [***] that deals with risk-related subjects pursuant to Article 11.1 of this Agreement (and, if a risk committee is set up within LCH.Clearnet Group Limited, it shall include [***]).

A. OPERATIONAL COMMITTEE

Initiative/management	Euronext Market Undertakings
Presentation / report	Euronext Market Undertakings
Participants
- A senior representative of the EMS department of the Euronext Market Undertakings
- Head of Operations of LCH.Clearnet SA
- Head of Derivatives Processing of LCH.Clearnet SA
- Relationship Managers for both LCH.Clearnet SA and the Euronext Market Undertakings
- Other participants as required on a case-by-case basis

Periodicity	[***]
Objective Responsibilities
- Review the quality of the Services provided on the basis of the Service rview report to be provided by LCH.Clearnet SA (key performance indicators included)
- Discuss and validate changes that are required and coordinate with the Programme Steering Committee on the proposed changes
- Discuss and review operational procedures and any changes thereto
- Review of previous incidents and open problems

Elements to provide before the meeting	- Change list schedule - Alerts and escalation - Incident list
Reporting Line	- Reports to Euronext Derivatives Steering Committee
Expected results	- Meeting Agenda - Committee report - Updated change schedule

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 65

CONFIDENTIAL TREATMENT

B. PROGRAMME STEERING COMMITTEE

Initiative/management	Euronext Market Undertakings
Presentation / report	Euronext Market Undertakings
Participants
- Head of Projects of Euronext Market Undertakings
- Head of Projects of LCH.Clearnet SA
- Product and Market Development Managers of LCH.Clearnet SA and the Euronext Market Undertakings
- Relationship Managers of LCH.Clearnet SA and the Euronext Market Undertakings
- Other participants as required on a case by case basis

Periodicity	[***]
Objective Responsibilities
- [***]
- High level feasibility studies status update
- Projects status update
- B3Project planning and budget follow-up
- Risk and issue management of Projects within the agreed scope
- Reporting in structural issues and Service Levels

Elements to provide before the meeting	Meeting agenda and status update
Reporting Line	Reports to Euronext Derivatives Steering Committee
Expected results	Programme Steering Committee report

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 66

CONFIDENTIAL TREATMENT

C. EURONEXT DERIVATIVES STEERING COMMITTEE

Initiative/management	Euronext Market Undertakings
Presentation / report	Euronext Market Undertakings
Participants
- Head of Projects of Euronext Market Undertakings
- Head of Projects of LCH.Clearnet SA
- Head of Product and Market Development of LCH.Clearnet SA and of the Euronext Market Undertakings
- One Senior Executive of LCH.Clearnet SA and of the Euronext Market Undertakings
- Other participants as required on a case by case basis (without any voting right)

Periodicity	[***]
Objective Responsibilities
- [***]
- [***]
- Approval of High-level feasibility studies
- Approval of Projects
- Decisions on issues raised by the Operational Committee or the Programme Steering Committee
- Decisions on Steering Committee Category A and B Matters
- Recommendations on Steering Committee Category C Matters
- Discussions on Steering Committee Category D Matters
- One of the members of the Euronext Derivatives Steering Committee will be the Relationship Manager of this Agreement

Elements to provide before the meeting	Meeting agenda and status update
Reporting Line	N/A
Expected results	Appropriate documentation evidencing any decision or recommendation

D. OVERVIEW ON GOVERNANCE AND COMMITTEES

[***]

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 67

CONFIDENTIAL TREATMENT

ANNEX 3 – DETAILED MECHANISM FOR IMPLEMENTING THE SHARING OF INCOME

The following table lays out in chronological order the processes to be undertaken by the Parties to give effect to the sharing of income mechanism described in Article 10 of this Agreement.

Figures in italics under "When" column below track cumulative elapsed work days.

	When?	Who?	What?	Documentation
1.	With effect from April 1, 2014, on a day to day basis during a trading month.	LCH.Clearnet SA	Clearing Members are billed for Clearing Services utilised and [***]. Amounts billed are collected from Clearing Members [***].	Invoices, describing the services rendered, the amount invoiced and the amount of VAT payable on that amount, raised in the name of LCH.Clearnet SA.
2.	Within [***].	LCH.Clearnet SA

LCH.Clearnet SA billing team compile a summary of all amounts invoiced and collected [***], to be detailed [***]. This includes [***], utilising the Allocation rules as laid out in Annex 4 of this Agreement.

Results of analysis to be provided in Excel format.
3.	Within [***].	LCH.Clearnet SA	LCH.Clearnet SA will send to the Euronext Market Undertakings an analysis of [***], together with an explanation [***].	Results of analysis to be provided in Excel format.
4.	Within [***].	LCH.Clearnet SA	LCH.Clearnet SA will send to the Euronext Market Undertakings an analysis of any amounts collected during that [***].	Results of analysis to be provided in Excel format.
5.	Within [***] of the items described in 2) to 4) above.	Euronext Market Undertakings

The Euronext Market Undertakings will compile an analysis showing the [***] in a comparative format to the analysis provided in 2) and will [***] to generate the Attributable Income. The Attributable Income will be summed with the [***]. This will be performed [***].

Results of analysis to be provided in Excel format.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 68

CONFIDENTIAL TREATMENT

	When?	Who?	What?	Documentation
6.	[***] with the delivery of 5) above.	Euronext Market Undertakings

The Euronext Market Undertakings will provide a statement to LCH.Clearnet SA showing the amount due from LCH.Clearnet SA to the Euronext Market Undertakings or vice versa in respect of [***]. This will be calculated as the [***] and will be sufficiently detailed to determine the respective components of the [***]. Within the Notional Clearing Income and the Variable Delivery Fee sufficient details will be available to [***].

Statement delivered electronically, with hard copy via post.
7.	Within [***] of the delivery of the items referred to in 6) above.	LCH.Clearnet SA	LCH.Clearnet SA will communicate its agreement with the statement provided by the Euronext Market Undertakings and attempt to resolve any open issues or queries.	E-Mail acceptance
8.	Within [***] of the delivery of the items referred to in 7) above.	Euronext Market Undertakings / LCH.Clearnet SA

If, excluding the component related to Treasury Income, there is a net amount payable to the Euronext Market Undertakings, the Euronext Market Undertakings will raise an invoice against LCH.Clearnet SA. If, excluding the component related to Treasury Income, there is net amount payable to LCH.Clearnet SA, LCH.Clearnet SA will raise such invoice against the Euronext Market Undertakings.

Formal VAT Invoice, electronically with hard copy posted.
9.	Within [***] from receipt of the items described in 8) above.	Euronext Market Undertakings / LCH.Clearnet SA as appropriate	The invoice will be settled by wire transfer to the nominated account of the paying party. LCH.Clearnet SA to settle Treasury income component due per statement in 6) above.	E-mail confirming wire transfer by paying party to receiving party.
10.	[***] of receipt of the items described in 2) to 4) above in respect of the [***].	Euronext Market Undertakings

The Euronext Market Undertakings will perform the calculation described in 5) above for the month of March 2014. It will sum the [***]. If the sum of these amounts is less than [***] then the Euronext Market Undertakings will substitute, [***]. The processes described in 6) onwards will then proceed using this adjusted [***] number.
As for 10, with details of any adjustment.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 69

CONFIDENTIAL TREATMENT

ANNEX 4 – ALLOCATION METHODOLOGIES

As detailed in Article 10 of this Agreement, allocation methodologies are required in order to determine the relevant Allocated Clearing Income for the calculation of the Clearing Services Delivery Fee.

1)	Connectivity: all net connectivity revenues/losses will be allocated proportionately to [***]. In respect of fees for Cleared Financial Instruments, [***].

2)	Membership: Membership revenues will be calculated pursuant to [***].

3)
Treasury Income: Treasury Income (as defined in this Agreement) associated with margins and default fund requirements posted by [***] to guarantee their Transactions in Cleared Financial Instruments to be included within Allocated Clearing Income will be calculated daily per trading day and aggregated across the calendar month.

LCH Clearnet SA will exercise no influence over [***] (i) their Transactions in Cleared Financial Instruments traded on the Euronext Markets and (ii) their transactions on other Financial Instruments traded on other Trading Facilities and cleared by LCH.Clearnet SA.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 70

CONFIDENTIAL TREATMENT

ANNEX 5 – STEPS TO BE UNDERTAKEN FOR THE DETERMINATION OF THE CLEARING PERCENTAGES

	When?	Who?	What?	Documentation
1.	Within [***] of this Agreement.	LCH.Clearnet SA

LCH.Clearnet SA will identify all revenue streams relating to the Cleared Financial Instruments that [***] and will propose a method of allocation to be discussed and agreed with the Euronext Market Undertakings. This will include an analysis of all such revenue in the [***] period with an illustration of the resulting allocation.

Results of analysis to be provided in Excel format. Document containing explanation of the Allocation Methodology.
2.	Within [***] of this Agreement.	Euronext Market Undertakings

The Euronext Market Undertakings will identify all revenue streams relating to the traded Cleared Financial Instruments [***] and will propose a method of allocation to be discussed and agreed with LCH.Clearnet SA. This will include an analysis of all such revenue in the [***] period with an illustration of the resulting allocation.

Results of analysis to be provided in Excel format. Document containing explanation of the Allocation Methodology.
3.	Within [***] of this Agreement.	LCH.Clearnet SA

LCH.Clearnet SA will deliver to the Euronext Market Undertakings a summary of all amounts billed and collected for clearing and related services for the Cleared Financial Instruments over the [***] period, describing the service, the product to which it relates, the amounts invoiced excluding VAT and the VAT included. This will include all allocated revenues consistent the calculations and allocations referred to in 1) above.

Results of analysis to be provided in Excel format. Document containing explanation of any amounts billed but not collected.
4.	Within [***] of deliverables referred to in 3.	Euronext Market Undertakings

The Euronext Market Undertakings will deliver to LCH.Clearnet SA a summary of all amounts billed for the traded Cleared Financial Instruments and related services for the Cleared Financial Instruments over the [***] period, describing the service, the Cleared Financial Instruments to which it relates, the amounts invoiced excluding VAT and the VAT included. This will include all allocated revenues consisting of the calculations and allocations referred to in 2) above. This will compare the [***] and will include the calculation [***] of the relevant "Clearing Percentage", [***].

Results of analysis to be provided in Excel format.
5.	Within [***] of deliverables referred to in 4.	LCH.Clearnet SA and the Euronext Market Undertakings	LCH.Clearnet SA and Euronext Market Undertakings to formally agree the relevant Clearing Percentage [***] consistent with [***].	The agreement on this issue is to be annexed to this Agreement, with relevant Clearing Percentages listed.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 71

CONFIDENTIAL TREATMENT

ANNEX 6 – CURRENT CONFLICT OF INTEREST POLICY
(Extract from LCH.Clearnet Group Limited’s Articles of Association dated as of October 26, 2012 – for information purposes only)

23.	Directors’ appointments and interests (Article 23 of the Articles of Association of LCH.Clearnet Group Limited)

23.1
Subject to the Act, the directors may appoint one or more of their number, including the Chairman, to the office of nominated director or to any other executive office under the Company, and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made upon such terms as the directors determine and they may remunerate any such director for his services as they think fit. Any appointment of a director to an executive office shall determine if he ceases to be a director but without prejudice to any claim for damages for breach of the contract of service between the director and the Company.

23.2
A director shall be authorised for the purposes of section 175 of the Act to act or continue to act as a director of the Company notwithstanding that at the time of his appointment or subsequently he also:

23.2.1	holds office as a director of any other member of the LCH.Clearnet Group;

23.2.2	holds any other office or employment with any other member of the LCH.Clearnet Group;

23.2.3
participates in any scheme, transaction or arrangement for the benefit of the employees or former employees of the Company or any other member of the LCH.Clearnet Group (including any pension fund or retirement, death or disability scheme or other bonus or employee benefit scheme); or

23.2.4	is interested directly or indirectly in any shares or debentures (or any rights to acquire shares or debentures) in the Company or any other member of the LCH.Clearnet Group.

23.3	The directors may authorise any matter proposed to it which would, if not so authorised, involve a breach of duty by a director under section 175 of the Act.

23.4	Any authorisation under Article 23.3 will be effective only if:

23.4.1    any requirement as to the quorum at the meeting at which the matter is considered is met without counting the director in question or any other director interested in the matter under consideration; and

23.4.2    the matter was agreed to without such directors voting or would have been agreed to if such directors’ votes had not been counted.

23.5	The directors may give any authorisation under Article 23.3 upon such terms as it thinks fit. The directors may vary or terminate any such authorisation at any time.

23.6	For the purposes of this Article 23, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 72

CONFIDENTIAL TREATMENT

23.7    A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. In particular the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act if he:
23.7.1    fails to disclose any such information to the directors or to any director or other officer or employee of the Company; or
23.7.2    does not use or apply any such information in performing his duties as a director of the Company.
However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this Article 23.7 applies only if the existence of that relationship has been authorised by the directors pursuant to Article 23.3 or authorised by the members (subject, in any such case, to any terms upon which such authorisation was given).
23.8    Where the existence of a director’s relationship with another person has been authorised pursuant to Article 23.2, authorised by the directors pursuant to Article 23.3 or authorised by the members and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act if at his discretion or at the request or direction of the directors or any committee of directors he:
23.8.1    absents himself from a meeting of directors or a committee of directors at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; or
23.8.2    makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by or on behalf of the Company or for such documents and information to be received and read by a professional adviser on his behalf, for so long as he reasonably believes such conflict of interest (or possible conflict of interest) subsists.
23.9    The provisions of Articles 23.7 and 23.8 are without prejudice to any equitable principle or rule of law which may excuse the director from:
23.9.1    disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or
23.9.2    attending meetings or discussions or receiving documents and information as referred to in Article 23.8, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.
23.10    A director who is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company shall declare the nature and extent of his interest to the other directors before the Company enters into the transaction or arrangement.
23.11    A director who is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company shall declare the nature and extent of his interest to the other directors as soon as is reasonably practicable, unless the interest has already been declared under Article 23.10.

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 73

CONFIDENTIAL TREATMENT

23.12    Any declaration required by Article 23.10 may (but need not) be made at a meeting of the directors or by notice in writing in accordance with section 184 of the Act or by general notice in accordance with section 185 of the Act. Any declaration required by Article 23.11 must be made at a meeting of the directors or by notice in writing in accordance with section 184 of the Act or by general notice in accordance with section 185 of the Act.
23.13    If a declaration made under Article 23.10 or 23.11, proves to be, or becomes, inaccurate or incomplete, a further declaration must be made under Article 23.10 or 23.11, as appropriate.
23.14    A director need not declare an interest under this Article 23:
23.14.1    if it cannot reasonably be regarded as likely to give rise to a conflict of interest;
23.14.2    if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware);
23.14.3    if, or to the extent that, it concerns terms of his service contract that have been or are to be considered by a meeting of the directors or by a committee of the directors appointed for the purpose under these Articles; or
23.14.4    if the director is not aware of his interest or is not aware of the transaction or arrangement in question (and for this purpose a director is treated as being aware of matters of which he ought reasonably to be aware).
23.15    Subject to the provisions of the Act and provided that he has declared the nature and extent of any direct or indirect interest of his in accordance with this Article 23 or where Article 23.14 applies and no declaration of interest is required or where Article 85.2 applies, a director notwithstanding his office:
23.15.1    may be a party to, or otherwise be interested in, any transaction or arrangement with the Company or in which the Company is directly or indirectly interested;
23.15.2    may act by himself or through his firm in a professional capacity for the Company (otherwise than as auditor), and in any such case on such terms as to remuneration and otherwise as the directors may decide; or
23.15.3    may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise be interested in, any body corporate in which the Company is directly or indirectly interested.
23.16    A director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:
23.16.1    the acceptance, entry into or existence of which has been authorised pursuant to Article 23.2, authorised by the directors pursuant to Article 23.3 or authorised by the members (subject, in any such case, to any terms upon which such authorisation was given); or
23.16.2    which he is permitted to hold or enter into pursuant to Article 23.15 or otherwise pursuant to these Articles,

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 74

CONFIDENTIAL TREATMENT

nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Act. No transaction or arrangement authorised or permitted pursuant to Article 23.2, 23.3 or 23.15 or otherwise pursuant to these Articles shall be liable to be avoided on the ground of any such interest or benefit.

25.    PROCEEDINGS OF DIRECTORS (Article 25 of the Articles of Association of LCH.Clearnet Group Limited)

25.1    Subject to the provisions of these Articles, the directors may regulate their proceedings as they think fit. A director may, and the Company Secretary at the request of a director shall, call a meeting of the directors. Every director shall receive notice of a meeting, whether or not he is absent from the United Kingdom. Notice of a Board meeting is deemed to be duly given to a director if it is given to him personally or by word of mouth or by electronic form to an address given by him to the Company for that purpose or sent in writing to him at his last known address or other address given by him to the Company for that purpose. A director may waive the requirement that notice be given to him of a meeting of directors or a committee of directors, either prospectively or retrospectively. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the Chairman shall have a second or casting vote.

25.2    A director may participate in a meeting of directors or a committee of directors through the medium of conference telephone or similar form of communications equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the Act, all business transacted in this way by the directors or a committee of directors is for the purposes of these Articles deemed to be validly and effectively transacted at a meeting of the directors or of a committee of directors although fewer than two directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairman of the meeting is at the start of the meeting.

25.3    Subject to Article 25.9, the quorum for the transaction of the business of the directors may be fixed by a resolution of a simple majority of the directors (provided that the quorum must include one Independent Director) and unless so fixed at any number shall be six, including one Independent Director.

25.4    Unless he is unwilling to do so, the Chairman shall preside at every meeting of directors at which he is present. Where there is no director holding that office or if the director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the directors present may appoint one of their numbers to be Chairman of the meeting.

25.5    All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall be valid notwithstanding that it is afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had ceased to hold office, or were not entitled to vote on the matter in question.

25.6    A resolution in writing signed by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effectual as if it has been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may consist of several documents in like form each signed by one or more directors.

25.7    A director may not attend such part of a meeting of directors or any committee (a "Relevant Meeting") concerning, or vote on any resolution in respect of, a matter with which he has, directly or indirectly, a Conflict of Interest (and any such director is referred to as a "Conflicted Director") without the prior consent of a 75 per cent. Majority of the directors present at the Relevant Meeting (excluding any Conflicted Directors).

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 75

CONFIDENTIAL TREATMENT

25.8    Where there is a question as to the existence of a Conflict of Interest with respect to a director, the matter shall be determined by the Independent Directors prior to the Relevant Meeting taking place in a fair, objective and non-discriminatory manner. If it is impracticable to convene a prior meeting of the Independent Directors, such determination shall be made by the Independent Directors present at the Relevant Meeting acting by simple majority, and if no majority decision can be reached, the Chairman shall have the casting vote. The decision of the Independent Directors, or the Independent Directors present at the Relevant Meeting (as the case may be) shall be final and binding and not open to challenge by any director or shareholder.
25.9    A Conflicted Director shall not be counted for the purpose of calculating the quorum present for a meeting of the Board or a committee (or the relevant part of such meeting) at which the issue relating to the conflict is to be considered and shall be deducted from the quorum requirements at a meeting when any such resolution is under consideration.
25.10    A Conflicted Director shall not be entitled to receive from the Company any information relating to the subject matter of the conflict. The provisions of Article 25.7 do not prejudice the obligation on a Conflicted Director to disclose his interest in accordance with section 177 of the Act.

*

*     *     *

CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WIH THE COMMISSION WITH RESPECT TO PORTIONS HEREOF DENOTED WITH [***] Page 76